UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No. )

Filed by the Registrant ☒    Filed by a party other than the Registrant ☐

Check the appropriate box:

☐ Preliminary Proxy Statement

☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒ Definitive Proxy Statement

☐ Definitive Additional Materials

☐ Soliciting Material Pursuant to Rule 14a-12

DYADIC INTERNATIONAL, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒ No fee required.

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DYADIC INTERNATIONAL, INC. 140 Intracoastal Pointe Drive, Suite 404 Jupiter, Florida 33477 (561) 743-8333

Dear Shareholder:

You are cordially invited to attend the 2021 Virtual Annual Meeting of Shareholders (“Annual Meeting”) of Dyadic International, Inc. (“Dyadic”), which will be held on Friday, June 11, 2021 at 10 a.m. Eastern Daylight Savings Time. With rising concerns around the spread of COVID-19 in the United States and globally, in order to mitigate health risks, this year’s meeting will be conducted in virtual format only. Shareholders can access the Annual Meeting by visiting www.virtualshareholdermeeting.com/DYAI2021. You will not be able to attend the Annual Meeting in person. We believe that a virtual meeting will provide meaningful shareholder access and participation and protect the health and safety of our shareholders, employees, and other stakeholders, and improve meeting efficiency and reduce costs.

At the Annual Meeting, you will be asked to consider and vote on the proposals described in the Notice of 2021 Virtual Annual Meeting of Shareholders and Proxy Statement which accompany this letter. We urge you to read these materials carefully. During the live virtual meeting, you will be able to submit questions real-time through the meeting portal.

We hope that you will be able to attend the virtual Annual Meeting, but in all events, we ask that you please vote your shares using the internet or, if you received paper copies of the proxy materials, by calling the toll-free telephone number specified in the proxy card or completing and mailing the proxy card in the postage-paid envelope provided to ensure that your shares will be represented at the meeting. Instructions on using each of these voting methods are outlined in the proxy statement. If you hold shares through a broker or other nominee, you should follow the procedures provided by your broker or nominee.

On behalf of the board of directors, I would like to express our appreciation for your continued support and interest in Dyadic International, Inc. We look forward to your virtual participation at the Annual Meeting.

Sincerely,
/s/ Mark Emalfarb
Mark Emalfarb President and Chief Executive Officer

Jupiter, Florida

April 27, 2021

NOTICE OF 2021 VIRTUAL ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD ON Friday, June 11, 2021

VIRTUAL MEETING ONLY - NO PHYSICAL MEETING LOCATION

To the Shareholders of Dyadic International, Inc.:

NOTICE IS HEREBY GIVEN that the 2021 Virtual Annual Meeting of Shareholders (“Annual Meeting”) of Dyadic International, Inc., a Delaware corporation (“Dyadic,” “we,” “us”, “our”, or the “Company”), will be held on Friday, June 11, 2021 at 10 a.m. Eastern Daylight Savings Time, via live webcast at www.virtualshareholdermeeting.com/DYAI2021 for the following purposes, as more fully described in the Proxy Statement accompanying this Notice:

1. To elect three Class II directors to our Board of Directors (the “Board”) to serve until the Company’s 2024 Annual Meeting of Shareholders or until their successors are duly elected and qualified;

2. To ratify the appointment of Mayer Hoffman McCann P.C., as the Company’s independent registered public accounting firm for the year ending December 31, 2021;

3. To consider an advisory vote on compensation of the Company’s Named Executive Officers;

4. To approve the adoption of the Company’s 2021 Equity Incentive Award Plan; and

5. To transact such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

All shareholders are cordially invited to virtually attend the Annual Meeting. To participate in the Annual Meeting, you will need your 16-digit control number included on your Notice Regarding the Availability of Proxy Materials (“Notice”) or on your proxy card.

Only shareholders of record at the close of business on April 16, 2021 are entitled to notice of, and to vote at, the Annual Meeting and any adjournment or postponement thereof. The stock transfer books of the Company will remain open between the record date and the date of the meeting. A list of registered shareholders entitled to vote at the Annual Meeting will be available for inspection by any shareholder for any purpose germane to the Annual Meeting, during regular business hours, for a period of ten days prior to the Annual Meeting, at the Company’s principal place of business at 140 Intracoastal Pointe Drive, Suite 404, Jupiter, Florida 33477. If our headquarters are closed for health and safety reasons related to the COVID-19 pandemic during such period, the list of registered shareholders entitled to vote at the Annual Meeting will be made available for inspection upon request via email to: prawson@dyadic.com subject to our satisfactory verification of shareholder status. During the Annual Meeting, the list of registered shareholders entitled to vote at the Annual Meeting will be made available electronically at www.virtualshareholdermeeting.com/DYAI2021.

We encourage shareholders to vote in advance of the Annual Meeting. Whether or not you expect to attend the Annual Meeting, please promptly cast your vote in one of the ways described below:

•	Vote by Internet: www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 p.m., Eastern Daylight Savings Time, on Thursday, June 10, 2021. Have the 16-digit control number included in your Notice or your proxy card in hand when you access the above website and follow the instructions to obtain your records and to create an electronic voting instruction form.

•	Vote by Telephone: 1-800-690-6903

If you received paper copies of the proxy materials, use any touch-tone telephone to transmit your voting instruction. Vote by 11:59 p.m., Eastern Daylight Savings Time, on Thursday, June 10, 2021. Have your proxy card in hand when you call and follow the instruction.

•	Vote by Mail.

If you received paper copies of the proxy materials, please mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

•	Vote During the Annual Meeting.

You can vote your shares during the Annual Meeting at www.virtualshareholdermeeting.com/DYAI2021. To participate in the Annual Meeting, you will need the 16-digit control number included in your Notice or on your proxy card.

You need only vote in one way (so that, if you vote by internet or telephone, you need not return the proxy card).

If you hold your shares through a broker, bank, or other nominee, you should receive separate voting instructions from the firm holding your shares describing the procedure for voting those shares. You may complete and mail a voting instruction card to your broker or nominee or, in most cases, submit voting instructions by telephone or the Internet to your broker or nominee. If you provide specific voting instructions by mail, telephone or the Internet, your broker or nominee will vote your shares as you have directed.

Should you receive more than one proxy because your shares are registered in different names and addresses, each proxy should be signed and returned to ensure that all your shares will be voted. Your proxy is revocable in accordance with the procedures set forth in the attached proxy statement.

BY ORDER OF THE BOARD OF DIRECTORS
/s/ Mark Emalfarb
Mark Emalfarb President and Chief Executive Officer

April 27, 2021

Jupiter, Florida

INTERNET AVAILABILITY OF PROXY MATERIALS

*****IMPORTANT NOTICE*****

This Notice of Meeting, Proxy Statement and our Annual Report on Form 10-K for the fiscal year ended December 31, 2020, are available online at www.dyadic.com/investors and can be accessed at www.proxyvote.com.

DYADIC INTERNATIONAL, INC.

140 Intracoastal Pointe Drive, Suite 404

Jupiter, Florida 33477

(561) 743-8333

________________________________________________________________

PROXY STATEMENT

_________________________________________________________________

2021 VIRTUAL ANNUAL MEETING OF SHAREHOLDERS

June 11, 2021

VIRTUAL MEETING ONLY - NO PHYSICAL MEETING LOCATION

__________________________________________________________________

The Board of Directors of the Company (the “Board”) is soliciting proxies for the 2021 Virtual Annual Meeting of Shareholders of Dyadic International, Inc. (“Annual Meeting”). This proxy statement contains important information for you to consider when deciding how to vote on the matters brought before the Annual Meeting. Please read it carefully.

This proxy statement contains information related to the Annual Meeting to be held on Friday, June 11, 2021 at 10 a.m. Eastern Daylight Savings Time, and at any adjournments or postponements thereof. This year, considering the rising concerns around the spread of COVID-19 in the United States and globally, to mitigate health risks, the Annual Meeting will be conducted in virtual format only. Shareholders can access the Annual Meeting by visiting www.virtualshareholdermeeting.com/DYAI2021. Shareholders will not be able to attend the Annual Meeting in person. The Company believes that a virtual meeting will provide meaningful shareholder access and participation and protect the health and safety of our shareholders, employees, and other stakeholders, and will also improve meeting efficiency and reduce costs.

The Board set April 16, 2021, as the record date for the Annual Meeting. Shareholders who owned the Company’s common stock on that date are entitled to vote at the Annual Meeting, with each share entitled to one vote. There were 27,554,157 shares of the Company’s common stock outstanding as of the record date.

We are furnishing proxy materials to our shareholders primarily via the Internet under the SEC’s “Notice and Access” rules. On or about April 27, 2021, we expect to mail to our shareholders a Notice of Internet Availability (the “Notice”) containing instructions on how to access our proxy materials, including our Proxy Statement and Annual Report filed on Form 10-K with the SEC (“Annual Report on Form 10-K”). The Notice also will instruct you on how to access and submit your proxy through the internet.

We are providing internet distribution of our proxy materials to expedite receipt by shareholders, reduce costs and conserve paper. However, if you would like to receive printed proxy materials, please follow the instructions on the Notice. Additionally, this proxy statement and the Annual Report on Form 10-K are available at www.dyadic.com by clicking the “Investors” link. In accordance with Securities and Exchange Commission rules, our proxy materials posted on both our website and the website described below do not contain any cookies or other tracking features.

INTERNET AVAILABILITY OF PROXY MATERIALS

*****IMPORTANT NOTICE*****

The Proxy Statement and Annual Report on Form 10-K are available at www.proxyvote.com

__________________________________________________________________________________

ABOUT THE ANNUAL MEETING

What is the purpose of the Annual Meeting?

At the Annual Meeting, we are asking shareholders:

•	To elect three Class II directors for a term ending in 2024;
•	To ratify the appointment of Mayer Hoffman McCann P.C., (“MHM”), as our independent registered public accounting firm for the year ending December 31, 2021;
•	To consider an advisory vote on compensation of the Company’s Named Executive Officers;
•	To approve the adoption of the Company’s 2021 Equity Incentive Award Plan; and
•	To transact such other business properly brought before the meeting and any adjournment or postponement of the meeting.

Who is entitled to notice of and to vote at the Annual Meeting?

You are entitled to vote, by proxy, at the Annual Meeting if you owned shares of our common stock as of the close of business (5:00 p.m. Eastern Daylight Savings Time) on April 16, 2021, the record date of the Annual Meeting. Holders of record of our common stock on the record date are entitled to one vote per share at the Annual Meeting.

Who can attend the Annual Meeting?

All shareholders as of the record date, or their duly appointed proxies, may attend. Shareholders will need a control number to attend the meeting. For registered shareholders, the control number can be found on their Notice or proxy card.

What shares may I vote?

You may vote all shares you owned as of the record date. These include: (1) shares owned directly in your name as the shareholder of record and (2) shares held for you as the beneficial owner through a stockbroker, bank, or another nominee.

What is the difference between holding shares as a shareholder of record and as a beneficial owner?

Most of our shareholders hold their shares through a stockbroker, bank or other nominee rather than directly in their own name. As summarized below, there are some differences between shares held of record and those beneficially owned.

If our shares are registered directly in your name with our transfer agent, Continental Stock Transfer & Trust Company, you are considered the shareholder of record regarding those shares. As the shareholder of record, you have the right to grant your proxy directly to us to vote your shares at the Annual Meeting, using the control number on the Notice of Internet Availability of Proxy Materials or proxy card to log into www.virtualshareholdermeeting.com/DYAI2021.

If you hold our shares in a stock brokerage account or through a bank or other nominee, you are considered the “beneficial owner” of the shares held in “street name”, and these proxy materials have been forwarded to you by your stockbroker, bank, or another nominee. As the beneficial owner, you have the right to direct your stockbroker, bank, or other nominee how to vote and you are also invited to attend the Annual Meeting via the Internet and vote during the meeting. Beneficial owners who do not have a control number may gain access to the meeting by logging into their brokerage firm’s website. Instructions should be provided on the voting instruction card provided by your stockbroker, bank, or another nominee.

How do I vote?

Shareholders at the close of business on April 16, 2021, can vote at the Annual Meeting via proxy in the manner described herein.

Any shareholder who holds shares in “street name” through a broker, bank or other nominee should receive separate instructions from the firm holding his or her shares describing the procedure for voting those shares. You should follow the voting instructions provided by your broker, bank or other nominee when voting your shares. You may complete and mail a voting instruction card to your broker, bank, or another nominee or, in most cases, submit voting instructions by telephone or the Internet to your broker or nominee. If you provide specific voting instructions by mail, telephone or the Internet, your broker or nominee will vote your shares as you have directed.

Shareholders of record may vote in the following ways:

•	Vote by Internet: www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 p.m., Eastern Daylight-Saving Time, on Thursday, June 10, 2021. Have the 16-digit control number included in our Notice or your proxy card in hand when you access the above website and follow the instructions to obtain your records and to create an electronic voting instruction form.

•	Vote by Telephone: 1-800-690-6903

If you received paper copies of the proxy materials, use any touch-tone telephone to transmit your voting instruction. Vote by 11:59 p.m., Eastern Daylight Savings Time, on Thursday, June 10, 2021. Have your proxy card in hand when you call and follow the instruction.

•	Vote by Mail.

If you received paper copies of the proxy materials, please mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

•	Vote During the Annual Meeting.

You can vote your shares during the Annual Meeting at www.virtualshareholdermeeting.com/DYAI2021. To participate in the Annual Meeting, you will need the 16-digit control number included in your Notice or on your proxy card.

You need only vote in one way (so that, if you vote by internet or telephone, you need not return the proxy card).

If you have any questions about how to vote or direct a vote in respect of your Dyadic common stock, you may contact either our corporate office at 140 Intracoastal Pointe Drive, Suite 404, Jupiter, Florida 33477, Attention: Heidi Zosiak, telephone: (561) 743-8333 or Broadridge Financial Solutions, Inc., 51 Mercedes Way, Edgewood, NY 11717, telephone: (631) 257-4339.

Can I submit questions at the Annual Meeting?

Yes. During the live virtual meeting, you will be able to submit questions real-time through the meeting portal.

Can I change my vote after I return my proxy card?

Yes. If you voted by mail, you may revoke your proxy at any time before it is exercised by executing and delivering a timely and valid later-dated proxy, by voting by ballot at the meeting or by giving written notice to the Secretary. If you voted via the Internet or by phone, you may change your vote with a timely and valid later internet or telephone vote, or by voting by ballot at the meeting. Attendance at the meeting will not have the effect of revoking a proxy unless (1) you give proper written notice of revocation to the Secretary before the proxy is exercised, or (2) you vote by ballot at the meeting.

If your shares are held in street name, you should contact the institution that holds your shares to change your vote.

Is my vote confidential?

Yes. All votes remain confidential unless you provide otherwise.

How are votes counted?

Before the Annual Meeting, our Board will appoint one or more inspectors of election for the meeting. The inspector(s) will determine the number of shares represented at the meeting, the existence of a quorum and the validity and effect of proxies. The inspector(s) will also receive, count, and tabulate ballots and votes and determine the results of the voting on each matter that comes before the Annual Meeting.

Abstentions and votes withheld, and shares represented by proxies reflecting abstentions or votes withheld, will be treated as present for purposes of determining the existence of a quorum at the Annual Meeting. They will not be considered as votes for or against any matter for which the shareholder has indicated their intention to abstain or withhold their vote. Broker or nominee non-votes, which occur when shares held in street name by brokers or nominees who indicate that they do not have discretionary authority to vote on a particular matter, will not be considered as votes for or against that particular matter. Broker and nominee non-votes will be treated as present for purposes of determining the existence of a quorum and may be entitled to vote on certain matters at the Annual Meeting.

What percentage of our outstanding common stock do our directors and executive officers own?

As of April 16, 2021, our directors and executive officers owned, or have the right to acquire within 60 days through the exercise of option, approximately 26.5% of our outstanding common stock. See the discussion under the heading “Security Ownership of Certain Beneficial Owners and Managements” below for more details.

Who was our independent public accountant for the year ended December 31, 2020? Will they be represented at the Annual Meeting?

Mayer Hoffman McCann P.C is the independent registered public accounting firm that audited our financial statements for the year ended December 31, 2020. We expect a representative of Mayer Hoffman McCann P.C. to be virtually present at the Annual Meeting. The representative will have an opportunity to make a statement and will be available to answer your questions.

What are the Board’s recommendations?

The Board recommends a vote FOR:

•	The nominees for Class II directors;
•	The proposal to ratify the appointment of Mayer Hoffman McCann P.C. (MHM), as our independent registered public accounting firm for the year ending December 31, 2021;
•	To approve the adoption of the Company’s 2021 Equity Incentive Award Plan; and
•	The compensation of the Company’s Named Executive Officers.

Unless you give other instructions on your proxy card, the person named as a proxy on the proxy card will vote FOR the proposals set forth above.

We do not expect that any other matters will be brought before the Annual Meeting. If, however, other matters are properly presented, the persons named as proxies will vote the shares represented by properly executed proxies in accordance with their judgment with respect to those matters, including any proposal to adjourn or postpone the Annual Meeting. No proxy that is voted against all the proposals will be voted in favor of any adjournment or postponement of the Annual Meeting for the purpose of soliciting additional proxies.

What constitutes a quorum?

If a majority of the shares of our common stock outstanding on the record date is represented either in person or by proxy at the Annual Meeting, a quorum will be present at the Annual Meeting. Virtual attendance at the Annual Meeting constitutes presence in person for purposes of quorum at the Annual Meeting. Shares held by persons attending the Annual Meeting but not voting, and shares represented in person or by proxy and for which the holder has abstained from voting, will be counted as present at the Annual Meeting for purposes of determining the presence or absence of a quorum.

Applicable stock exchange rules determine whether a proposal presented at a shareholder meeting is routine or non-routine. If a proposal is routine, a broker or other entity holding shares for an owner in street name may vote on the proposal without receiving voting instructions from the beneficial owner. If a proposal is non-routine, the broker or other entity may vote on the proposal only if the beneficial owner has provided voting instructions. A broker non-vote occurs when a broker or other entity is unable to vote on a particular proposal and the broker or other entity has not received voting instructions from the beneficial owner. Therefore, if you do not give your broker or other entity specific instructions, your shares will not be voted on non-routine matters. However, the broker non-votes will be counted as present at the Annual Meeting for purposes of determining whether a quorum exists. The election of directors is considered a non-routine proposal. The proposal to ratify the appointment of MHM to serve as our independent auditor is considered routine proposals.

What vote is required to approve the proposals?

Proposal 1: Election of Class II Directors. The affirmative vote of a plurality of the votes cast, by proxy, at the Annual Meeting is required for the election of the Class II director nominees. You may vote for or withheld with respect to the election of either director. Only votes for or withheld are counted in determining whether a plurality has been cast in favor of a director. Votes withheld and broker non-votes are not counted for purposes of the election of directors, although they are counted for purposes of determining whether there is a quorum. Shareholders do not have the right to cumulate their votes for directors.

Proposal 2: Ratification of Appointment of MHM as our Independent Registered Public Accounting Firm. The affirmative vote of the holders of a majority of all shares casting votes, by proxy, at the Annual Meeting is required to ratify the appointment of MHM as our independent registered public accounting firm for the fiscal year ending December 31, 2021. We are not required to submit this matter to a vote of shareholders for ratification; however, our Board is doing so, based upon the recommendation of its audit committee, as a matter of good corporate practice. You may vote for, against, or abstain with respect to the ratification of appointment of MHM as our independent registered public accounting firm. A properly executed proxy marked abstain with respect to this proposal will not be voted for or against the proposal, although it will be counted for purposes of determining whether there is a quorum. Broker non-votes will not be considered as votes cast for or against this proposal although it will be counted for purposes of determining whether there is a quorum. Brokers have discretion to vote shares with respect to this proposal unless a shareholder directs their broker otherwise.

Proposal 3: Advisory Vote on Named Executive Officers Compensation. The votes that shareholders cast “for” must exceed the votes that shareholders cast “against” to approve the advisory vote on compensation of our Named Executive Officers. You may vote for, against, or abstain with respect to the advisory vote on compensation of the Company’s Named Executive Officers. A properly executed proxy marked abstain with respect to this proposal will not be voted for or against the proposal, although it will be counted for purposes of determining whether there is a quorum. Broker non-votes will not be considered as votes cast for or against this proposal, although it will be counted for purposes of determining whether there is a quorum.

Proposal 4: Approval of Adoption of the Company’s 2021 Equity Incentive Award Plan. The affirmative vote of the holders of a majority of all shares casting votes, by proxy, at the Annual Meeting is required to approve the adoption of Dyadic International, Inc. 2021 Equity Incentive Award Plan. You may vote for, against, or abstain with respect to the adoption of the Dyadic International, Inc, 2021 Equity Incentive Award Plan. A properly executed proxy marked abstain with respect to this proposal will not be voted for or against the proposal, although it will be counted for purposes of determining whether there is a quorum. Broker non-votes will not be considered as votes cast for or against this proposal, although it will be counted for purposes of determining whether there is a quorum.

Other Items. In the event other items are properly brought before the Annual Meeting, the affirmative vote of a majority of the votes cast, by proxy, at the meeting will be required for approval. A properly executed proxy marked abstain with respect to any such matter will not be voted for or against such items, although it will be counted for purposes of determining whether there is a quorum.

Because your votes are advisory on Proposal 3, they will not be binding on the Board or the Company. However, the Board and the Compensation Committee will review the voting results and take them into consideration when making future decisions regarding the Named Executive Officers’ compensation or regarding the frequency of the advisory vote on the Named Executive Officers’ compensation.

Who pays for the preparation of the proxy and soliciting proxies?

We will pay the cost of preparing, assembling and mailing the proxy statement and the accompanying Notice of Annual Meeting and proxy card. In addition to the use of mail, our directors, officers, and employees may solicit proxies by telephone or other electronic means or in person. These persons will not receive additional compensation for soliciting proxies. Arrangements also will be made with brokerage houses and other custodians, nominees, and fiduciaries for the forwarding of solicitation materials to the beneficial owners of stock held of record by these persons, and we will reimburse them for reasonable out-of-pocket expenses.

What should I have received to enable me to vote?

We are furnishing proxy materials to our shareholders primarily via the internet under the SEC’s “Notice and Access” rules. On or about April 27, 2021, we expect to mail to our shareholders a Notice of Internet Availability (the “Notice”) containing instructions on how to access our proxy materials, including our Proxy Statement and Annual Report on Form 10-K. The Notice also will instruct you on how to access and submit your proxy through the internet.

We are providing internet distribution of our proxy materials to expedite receipt by shareholders, reduce costs and conserve paper. However, if you would like to receive printed proxy materials, please follow the instructions on the Notice.

How can I obtain additional copies?

The Notice of Meeting, Proxy Statement and our Annual Report on Form 10-K are available online at http://www.dyadic.com/investors and may be accessed at https://materials.proxyvote.com/26745T.

For copies of this proxy statement and the enclosed proxy card, please contact either our corporate office at 140 Intracoastal Pointe Drive, Suite 404, Jupiter, Florida 33477, Attention: Heidi Zosiak, telephone: (561) 743-8333 or Broadridge Financial Solutions, Inc., 51 Mercedes Way, Edgewood, NY 11717, telephone: (631) 257-4339.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding the beneficial ownership of our common stock as of April 16, 2021 (except as noted below), by:

•	each person known by us to be the beneficial owner of more than 5% of the outstanding shares of our common stock;
•	each of our directors, named executive officers; and
•	all our directors and executive officers as a group.

The amounts and percentages of common stock beneficially owned are reported based on regulations of the SEC governing the determination of beneficial ownership of securities. Under the rules of the SEC, a person is deemed to be a “beneficial owner” of a security if that person has or shares voting power, which includes the power to vote or direct the voting of a security, or investment power, which includes the power to dispose of or to direct the disposition of a security. A person is also deemed to be a beneficial owner of any securities of which that person has a right to acquire beneficial ownership within sixty (60) days of April 16, 2021. Securities that can be so acquired are deemed to be outstanding for purposes of computing such person’s ownership percentage, but not for purposes of computing any other person’s percentage. Under these rules, more than one person may be deemed a beneficial owner of the same securities and a person may be deemed to be a beneficial owner of securities as to which such person has no economic interest. Except as otherwise indicated in these footnotes, each of the beneficial owners listed has, to our knowledge, sole voting, and investment power with respect to the indicated shares of common stock.

As of April 16, 2021, the Company has shares of common stock issued and 27,554,157 shares of common stock outstanding with the remaining 12,253,502 shares held in treasury. The beneficial ownership table below includes those shares of common stock underlying options that are currently exercisable or exercisable within sixty (60) days of April 16, 2021, but excludes those shares issued or repurchased after April 16, 2021:

			Number of	Percentage of
			Common	Common
			Share	Share
	Number of	Options	Equivalents	Equivalents
	Common	Exercisable	Beneficially	Beneficially
Name and Address of Beneficial Owner (1)	Shares Held	within 60 Days	Owned	Owned (%) (2)
5% Shareholders:
Mark A. Emalfarb (3)	4,166,987	1,295,000	5,461,987	18.9%
The Francisco Trust U/A/D February 28, 1996 (4)	3,723,528	—	3,723,528	13.5%

Named Executive Officers and Directors:
Mark A. Emalfarb (3)	4,166,987	1,295,000	5,461,987	18.9%
Michael P. Tarnok	188,929	326,875	515,804	1.9%
Jack L. Kaye	72,707	317,500	390,207	1.4%
Seth J, Herbst, M.D.	30,000	321,875	351,875	1.3%
Arindam Bose, Ph.D.	—	308,125	308,125	1.1%
Barry C. Buckland, Ph.D.	—	106,875	106,875	*
Patrick Lucy (5)	—	—	—	*
Ping W. Rawson	18,500	365,640	384,140	1.4%
Ronen Tchelet, Ph.D.	—	485,000	485,000	1.7%
Matthew S. Jones	—	315,000	315,000	1.1%
All current executive officers and directors as a group	4,477,123	3,841,890	8,319,013	26.5%

(10 persons)

______________--

Notes:

(*) Less than 1%.

(1)	Except as otherwise noted, the address for each shareholder is c/o Dyadic International, Inc., 140 Intracoastal Pointe Drive, Suite 404, Jupiter, FL 33477.
(2)

Based on 27,554,157 shares of common stock outstanding as of April 16, 2021. Shares of common stock subject to options that are currently exercisable or exercisable within 60 days are deemed outstanding for purposes of computing the percentage of the person holding such options but are not deemed outstanding for purposes of computing the percentage of any other person.

(3)

Includes 4,166,987 shares held by Mark A. Emalfarb beneficially through the MAE Trust U/A/D October 1, 1987, of which Mr. Emalfarb is the sole beneficiary and serves as sole trustee. In addition, Mr. Emalfarb holds 1,295,000 shares of common stock underlying options that are presently exercisable. Based on the information available to us, the address of the MAE Trust U/A/D October 1, 1987 is 193 Spyglass Court, Jupiter, 33477.

(4)	The trustee of the Francisco Trust is Adam Morgan, and the beneficiaries thereof are the spouse and descendants of Mark A. Emalfarb. The address of the Francisco Trust is 3128 San Michele Drive, Palm Beach Gardens, Florida 33418. Mr. Emalfarb disclaims beneficial ownership of such shares.
(5)

On January 8, 2021, Patrick Lucy was appointed to the Board. As a non-employee director of the Company, Mr. Lucy received a new director grant of 35,000 options at an exercise price of $5.50. The options will vest in one year from the date of grant.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Our Board has determined that the audit committee of the Board (the “Audit Committee”) is best suited to review and approve transactions with related persons. Prior to entering into a transaction with a related person, (a) the director, executive officer, nominee or significant holder who has a material interest (or whose immediate family member has a material interest) in the transaction or (b) the business unit or function/department leader responsible for the potential transaction with a related person is required to provide notice to the Chairman of the Audit Committee of the Company (“Audit Committee Chairman”) of the material facts and circumstances of the potential transaction with a related person and such information concerning the transaction as the Audit Committee Chairman may reasonably request. If the Audit Committee Chairman determines that the proposed transaction is a related person transaction, the proposed related person transaction must be submitted to the Audit Committee for consideration at the next Audit Committee meeting or, in those instances in which the Audit Committee Chairman determines that it is not practicable or desirable for the Company to wait until the next Audit Committee meeting, the Audit Committee Chairman possesses delegated authority to act between Committee meetings.

The Audit Committee will consider all the relevant facts and circumstances available to the Audit Committee, including (if applicable) but not limited to: (a) the benefits to the Company; (b) the availability of other sources for comparable products or services; (c) the terms of the transaction; and (d) the terms available to unrelated third parties or to employees generally. No member of the Audit Committee will participate in any review, consideration, or approval of any related person transaction if such member, or any of his or her immediate family members, is the related person. The Audit Committee or Audit Committee Chairman, as applicable, will convey the approval or disapproval of the transaction to the Chief Executive Officer or Secretary, who will convey the decision to the appropriate persons within the Company. The Audit Committee Chairman will report to the Audit Committee at the next Audit Committee meeting any approval under this policy made by the chairperson pursuant to delegated authority.

In the event we become aware of a related person transaction that has not been previously approved or previously ratified under this procedure, and such transaction is pending or ongoing, it will be submitted to the Audit Committee or Audit Committee Chairman, as applicable, promptly, and the Audit Committee or Audit Committee Chairman will consider all the relevant facts and circumstances available to the Audit Committee or Audit Committee Chairman as provided above. Based on the conclusions reached, the Audit Committee or Audit Committee Chairman, as applicable, will evaluate all options, including but not limited to, ratification, amendment, or termination of the related person transaction.

CORPORATE GOVERNANCE AND RELATED MATTERS

General

The following discussion summarizes certain corporate governance matters relating to the Company, including information about director independence, Board and Committee structure, function and composition, charters, policies, and procedures. For additional information on the Company’s corporate governance, including copies of the charters approved by the Board for the Audit Committee, the compensation committee of the Board (“Compensation Committee”), the nominating committee of the Board (“Nominating Committee”), the sciences and technology committee of the Board (“Science and Technology Committee”), and the Company’s Code of Conduct and Ethics, please visit the “Investors” section of the Company’s web site at http://www.dyadic.com/investors under Corporate Governance.

Board of Directors and Committees

Board of Directors

The Board is responsible for directing and overseeing the business and affairs of the Company. The Board represents the Company’s shareholders, and its primary purpose is to build long-term shareholder value. The Board meets on a regularly scheduled basis during the year to review significant developments affecting the Company and to act on matters that, in accordance with good corporate governance, require Board approval. It also holds annual meetings and acts by unanimous written consent when an important matter requires Board action between scheduled meetings. The Board held seven (7) meetings during 2020 and each of our directors attended all those meetings in person or by teleconference.

We have a classified Board currently fixed at seven members. The Board has four committees: Audit Committee, Compensation Committee, Nominating Committee, and Science and Technology Committee. Currently, Mr. Michael Tarnok serves as Chairman of the Board and Chairman of the Compensation Committee. Mr. Jack Kaye serves as Audit Committee Chairman, Dr. Seth Herbst serves as Chairman of the Nominating Committee, and Dr. Arindam Bose serves as Chairman of the Science and Technology Committee.

The Board’s Role in Risk Oversight

Our Board, as a whole and at the committee level, has an active role in overseeing management of the Company’s risks. The Board regularly reviews information regarding the Company’s business and operations, including with respect to liquidity, financial reporting, governance and compliance, information technology and data security, as well as the risks associated with these activities. Management actively assesses the impact of COVID-19 on the Company and reports to the Board on an as-needed basis.

Independence of Directors

In evaluating the independence of its members and the composition of the committees of the Board, the Board utilizes the definition of independence as that term is defined under the published listing requirements of NASDAQ. The NASDAQ independence definition includes a series of objective tests. For example, an independent director may not be employed by us and may not engage in certain types of business dealings with the Company. In addition, as further required by NASDAQ rules, the Board has made a subjective determination as to each independent director that no relation exists which, in the opinion of the Board, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. In making these determinations, the Board reviewed and discussed information provided by the directors and by the Company each director’s business and personal activities as they may relate to the Company and the Company’s management. We believe that Drs. Herbst, Bose and Buckland, as well as Messrs. Kaye, Lucy and Tarnok qualify as independent directors. In addition, our Board has determined that each member of our Audit Committee is independent and is otherwise qualified to be a member of the Audit Committee in accordance with the rules of the SEC and NASDAQ.

Committees of the Board

The Board has established an Audit Committee, a Compensation Committee, a Nominating Committee and a Science and Technology Committee to devote attention to specific subjects and to assist the Board in the discharge of its responsibilities. The following table provides membership and meeting information for each of the Board committees:

Name	Audit	Compensation	Nominating	Science and Technology
Michael P. Tarnok	X	X*	X	—
Seth J. Herbst, M.D.	—	X	X*	X
Arindam Bose, Ph.D.	X	—	—	X*
Jack L. Kaye	X*	X	—	—
Barry C. Buckland, Ph.D.	—	—	X	X
Patrick Lucy	—	—	—	X
Mark A. Emalfarb	—	—	—	X

_______________________________________________

* Committee Chairman

Audit Committee. The Audit Committee held four (4) meetings during the year ended December 31, 2020. The Audit Committee has oversight responsibility for quality and integrity of our consolidated financial statements. A copy of the Charter of the Audit Committee is available on our website, located at www.dyadic.com. The Audit Committee meets privately with members of our independent registered public accounting firm, has the sole authority to retain and dismiss the independent registered public accounting firm and reviews its performance and independence from management. The independent registered public accounting firm has unrestricted access and reports directly to the Audit Committee. The primary functions of the Audit Committee are to oversee (i) the audit of our consolidated financial statements and (ii) our internal financial and accounting processes.

The SEC and NASDAQ have established rules and regulations regarding the composition of audit committees and the qualifications of audit committee members. Our Board has examined the composition of our Audit Committee and the qualification of our Audit Committee members in considering the current rules and regulations governing audit committee. Based upon this examination, our Board has determined that each member of our Audit Committee is independent and is otherwise qualified to be a member of our Audit Committee in accordance with the rules of the SEC and NASDAQ.

Additionally, the SEC requires that at least one member of the audit committee have a heightened level of financial and accounting sophistication. Such a person is known as the “audit committee financial expert” under the SEC’s rules. Our Board has determined that Mr. Kaye is an “audit committee financial expert”, as defined in Item 407(d)(5) of Regulation S-K and is an independent member of our Board and our Audit Committee. Please see Mr. Kaye’s biography included in this proxy statement for a description of his relevant experience.

Compensation Committee. The Compensation Committee held three (3) meetings during the year ended December 31, 2020. The duties and responsibilities of the Compensation Committee are set forth in the Charter of the Compensation Committee. A copy of the Charter of the Compensation Committee is available on our website, located at www.dyadic.com. As discussed in its charter, among other things, the duties and responsibilities of the Compensation Committee include evaluating the performance of the Chief Executive Officer, Chief Financial Officer, and other key personnel of the Company, including, but not limited to, our incentive and equity-based plans. The Compensation Committee evaluates the performance of the Chief Executive Officer, Chief Financial Officer, and other key personnel of the Company on an annual basis and reviews and approves on an annual basis all compensation programs and awards relating to such officers and key personnel. From time to time, the Company engages compensation consultants to evaluate compensation of all Company Officers and Board Members. The Compensation Committee then uses discretion in applying these ranges to the individual executive compensation packages to ensure compliance with the Company’s compensation philosophy. The Chief Executive Officer makes recommendations to the Compensation Committee with respect to the compensation packages for officers other than himself.

Nominating Committee. The Nominating Committee held three (3) meetings during the year ended December 31, 2020. The Nominating Committee’s functions include: establishing criteria for the selection of new directors to serve on the Board; identifying individuals believed to be qualified as candidates to serve on the Board; recommending candidates for all directorships to be filled by the Board or by the shareholders at an annual or special meeting; reviewing the Board’s committee structure and recommending to the Board the directors to serve on the committees of the Board; recommending members of the Board to serve as the respective chairs of the committees of the Board; developing and recommending to the Board, for its approval, a periodical self-evaluation process of the Board and its committees and, based on those results, making recommendations to the Board regarding those board processes; and performing any other activities consistent with the committee’s charter, our bylaws and applicable law as the committee or the Board deems appropriate. A copy of the Charter of the Nominating Committee is available on our website, located at www.dyadic.com.

The Nominating Committee does not currently have any formal minimum qualification requirements that must be met by a nominee to serve as a member of the Board. The Nominating Committee will consider all factors it considers appropriate, which may include experience, accomplishments, education, understanding of the business and the industries in which we operate, specific skills, general business acumen and the highest personal and professional integrity. The Nominating Committee generally seeks individuals with broad experience at the policy-making level in business, or with industry expertise. While we do not have a formal diversity policy for Board membership, we look for potential candidates that help ensure that the Board has the benefit of a wide range of attributes. We believe that all our directors should be committed to enhancing shareholder value and should have sufficient time to carry out their duties and to provide insight and practical wisdom based on experience. Each director must also represent the interests of all shareholders.

The Nominating Committee currently has no fixed process for identifying new nominees for election as a director, thereby retaining the flexibility to adapt its process to the circumstances. The Nominating Committee has the ability, if it deems it necessary or appropriate, to retain the services of an independent search firm to identify new director candidates. The Nominating Committee has determined that it will consider any potential candidate proposed by a member of our Board or senior management. Any director candidate so proposed will be personally interviewed by at least one member of the Nominating Committee and our Chief Executive Officer and their assessment of his or her qualifications will be provided to the full Nominating Committee. For the Annual Meeting, the nominating committee received one proposal for new director candidate, Mr. Patrick Lucy, and considered and nominated Mr. Lucy together with the incumbent Class II directors to serve as the nominees for re-election.

Our policy and procedures regarding director candidates recommended by shareholders are contained in the Nominating Committee’s charter. The Nominating Committee may consider for inclusion in its nominations for new directors any candidates recommended by shareholders, but must consider any candidate for director recommended by (i) any shareholder beneficially owning more than 5% of our outstanding common stock for at least one year as of the date the recommendation was made or (ii) a group of shareholders that beneficially owned, in the aggregate, more than 5% of our outstanding common stock, with each of the shares used to calculate that ownership held for at least one year as of the date the recommendation was made. The Nominating Committee will consider the candidate based on the same criteria established for selection of director nominees generally. The Nominating Committee reserves the right to reject any candidate in its discretion, including, without limitation, rejection of a candidate who has a special interest agenda other than the best interests of the Company and the shareholders, generally. Any shareholder who wishes to recommend for the Nominating Committee’s consideration a director candidate should abide by the following procedures:

•

Submit the following written information about the candidate by mail to the Nominating Committee, c/o Dyadic International, Inc., 140 Intracoastal Pointe Drive, Suite 404, Jupiter, Florida 33477, Attention: Chair of Nominating Committee, the name, mailing address, telephone number, e-mail address, resume, business history, listing of other past and present directorships and director committees, any biotech industry experience and other relevant information;

•

Explain in the submission why the shareholder believes the candidate would be an appropriate member of our Board and the benefits and attributes that the candidate will provide to us in serving as a director;

•	Provide evidence of the submitting party’s requisite ownership of our common stock along with the recommendation; and
•	Indicate whether we may identify the shareholder in any public disclosures that we make regarding the consideration of the director candidate.

For a director candidate to be considered by the Nominating Committee for nomination at the Annual Meeting, the submission must have been received by us no later than March 9, 2021. The Nominating Committee received one director candidate nomination for the Annual Meeting.

Science and Technology Committee. The Science and Technology Committee held four (4) meetings during the year ended December 31, 2020. The duties and responsibilities of the Science and Technology Committee are set forth in the Charter of the Science and Technology Committee. A copy of the Charter of the Science and Technology Committee is available on our website located at www.dyadic.com. As discussed in its charter, among other things, the duties and responsibilities of the Science and Technology Committee are following:

1)

Review, evaluate and report to the Board regarding the performance of the Vice-President, Research and Development (and his or her team), the contract research organizations being considered or working on behalf of the Company in achieving the strategic goals and objectives and the quality and direction of the Company’s biopharmaceutical research and development programs.

2)	Identify and discuss significant emerging science and technology issues and trends.
3)

Review the Company’s approaches to acquiring and maintaining a range of distinct technology positions (including but not limited to contracts, grants, collaborative efforts, alliances, and capital investments).

4)	Evaluate the soundness/risks associated with the technologies in which the Company is investing its research and development efforts.
5)	Periodically review the Company’s overall patent strategies.

Shareholder Communications

Our Board believes that it is important for our shareholders to have a process to send communications to the Board. Accordingly, shareholders desiring to send a communication to the Board, or to a specific director, may do so by delivering a letter to the Secretary of the Company at 140 Intracoastal Pointe Drive, Suite 404, Jupiter, Florida 33477. The mailing envelope must contain a clear notation indicating that the enclosed letter is a “shareholder-director communication.” All such letters must identify the author as the shareholder and clearly state whether the intended recipients of the letter are all the members of our Board or certain specified individual directors. The Secretary will open such communications, make copies, and then circulate them to the appropriate director or directors.

Human Capital

The Company believes that its success depends on the ability to attract, develop, retain, and incentivize our existing and new employees, consultants, and key personnel. It also believes that the skills, experience, and industry knowledge of its key personnel significantly benefits its operations and performance. The principal purposes of equity and cash incentive plans are to attract, retain and reward personnel through the granting of stock-based and cash-based compensation awards, to increase shareholder value and the success of our company by motivating such individuals to perform to the best of their abilities and achieve our objectives.

Employee health and safety in the workplace is one of the Company’s core values. The COVID-19 pandemic has underscored the importance of keeping employees safe and healthy. In response to the COVID-19 pandemic, the Company has taken actions aligned with the World Health Organization and the Centers for Disease Control and Prevention to protect the Company’s workforce so they can more safely and effectively perform their work. These actions include shutting down its headquarters for some months during 2020, wearing facemasks in common areas in the office, and allowing employees to work from home.

Employee levels are managed to align with the pace of business and management believes it has sufficient human capital, along with the third-party research organizations with who we have collaboration agreements, to operate its business successfully.

Policy Concerning Director Attendance at Annual Meetings of Shareholders

While we encourage all members of our Board to attend our Annual Meeting of our shareholders, there is no formal policy as to their attendance at such meetings. All members of the Board attended the 2020 Annual Meeting of Shareholders.

Code of Conduct and Ethics

We have adopted a Code of Conduct and Ethics, as amended, that applies to all employees, key consultants, officers, and directors of our company, including our principal executive officer, principal financial officer and principal accounting officer, or persons performing similar functions. Our Code of Conduct and Ethics is available on the “Corporate Governance” page of the “Investors” section of our website at www.dyadic.com. A copy of our Code of Conduct and Ethics can also be obtained free of charge by contacting our Secretary, c/o Dyadic International, Inc, 140 Intracoastal Pointe Drive, Suite 404, Jupiter, FL 33477. We intend to satisfy the disclosure requirement under Item 5.05 of Form 8-K regarding any amendment to, or waiver from, a provision of our Code of Conduct and Ethics by posting such information on our website.

Compensation of Directors

The following table sets forth the total compensation for our non-employee directors for the year ended December 31, 2020:

					Nonqualified
	Fees earned		Options	Non-equity	deferred	All other
	or paid in	Stock awards	awards	incentive plan compensation	compensation	compensation
Name (4)	cash (1)	($)	($) (1)(2)(3)	($)	earnings ($)	($)	Total ($)
Michael P. Tarnok	$75,000	$—	$154,301	$—	$—	$—	$229,301
Jack L. Kaye	$75,000	$—	$154,301	$—	$—	$—	$229,301
Seth J. Herbst, MD	$60,000	$—	$102,867	$—	$—	$—	$162,867
Arindam Bose, Ph.D.	$75,000	$—	$154,301	$—	$—	$—	$229,301
Barry C. Buckland, Ph.D.	$60,000	$—	$102,867	$—	$—	$—	$162,867

___________________

Notes:

(1)

Directors who are also employees or officers of the Company or any of its subsidiaries do not receive any separate compensation as a director. Non-employee directors receive an annual retainer for Board service of $60,000, paid in equal monthly installments. The annual stock option award for non-employee directors was 50,000 options for 2020, and this amount was reduced by 30% to 35,000 options per year effective 2021. In addition, a director who serves as Chairman of the Board, Chair of the Audit Committee, and Chair of the Science and Technology Committee receives an additional annual retainer of $15,000 and 25,000 stock options for 2020, and the option amount was reduced by 30% to 17,500 options per year effective 2021. All options granted to directors will vest upon the one-year anniversary after the grant date.

(2)

The Stock Option Awards represented the grant date fair market value of each option granted in 2020, computed in accordance with FASB ASC Topic 718. These amounts do not correspond to the actual value that will be recognized by the named directors. The assumptions used in the valuation of these awards are consistent with the valuation methodologies specified in the notes to our consolidated financial statements.

(3)

Options to purchase 355,000 shares (Mr. Tarnok), 355,000 shares (Mr. Kaye), 400,000 shares (Mr. Herbst), 355,000 shares (Dr. Bose), and 135,000 shares (Dr. Buckland) were outstanding at December 31, 2020.

(4)	On January 8, 2021, Patrick Lucy was appointed to the Board. Mr. Lucy serves as a member of the Board’s Science and Technology Committee. As a non-employee director of the Company, Mr. Lucy receives annual cash compensation of $60,000 and a new director grant of 35,000 options at an exercise price of $5.50. The options will vest in one year from the date of grant.

COMPENSATION AND OTHER INFORMATION CONCERNING OFFICERS

Philosophy and Objectives

The philosophy underlying our executive compensation program is to provide an attractive, flexible, and market-based total compensation program tied to performance and aligned with the interests of our shareholders. Our objective is to recruit and retain the caliber of executive officers and other key employees necessary to deliver sustained high performance to our shareholders, customers, and communities where we have a strong presence. Our executive compensation program is an important component of these overall human resources policies. Equally important, we view compensation practices as a means for communicating our goals and standards of conduct and performance and for motivating and rewarding employees in relation to their achievements. The organization’s executive compensation program is designed to:

•	Encourage the attraction and retention of high-caliber executives.

•	Provide a competitive total compensation package, including benefits.
•	Reinforce the goals of the organization by supporting teamwork and collaboration.
•	Ensure that pay is perceived to be fair and equitable.
•	Be flexible to potentially reward individual accomplishments as well as organizational success.
•	Ensure that the program is easy to explain, understand, and administer.
•	Balance the needs of both the Company and employees to be competitive with the limits of available financial resources.
•	Ensure that the program complies with state and federal legislation.

From time to time, the Company will consult with a compensation specialist to determine whether its overall compensation practices and policies are appropriate for the specific market conditions for the Company and the industries in which it operates.

Summary Compensation Table

The following table summarizes the compensation paid or accrued to our “named executive officers” (as defined by the SEC’s disclosure requirements) during the fiscal years 2020 and 2019:

		Salary	Bonus	Stock Awards	Option Awards	Nonequity incentive plan compensation	Nonqualified deferred compensation earnings	All other payments
Name and Principal Position	Year	($)	($)(1)	($)	($)(2)(3)	($)	($)	($) (4)	Total ($)
Mark A. Emalfarb (*)	2020	$500,000	$200,000	$—	$657,342	$—	$—	$24,291	$1,381,633
President, CEO and Director	2019	$440,000	$250,000	$—	$156,000	$—	$—	$228,049	$1,074,049
Ping W. Rawson (5)	2020	$231,750	$57,938	$—	$164,336	$—	$—	$11,400	$465,424
Chief Financial Officer	2019	$220,000	$56,250	$—	$114,250	$—	$—	$8,807	$399,307
Ronen Tchelet, Ph.D. (6)	2020	$217,865	$42,052	$—	$154,301	$—	$—	$—	$414,218
VP of Research and Business Development	2019	$207,647	$41,193	$—	$57,000	$—	$—	$—	$305,840
Matthew S. Jones (7)	2020	$276,410	$88,906	$—	$154,301	$—	$—	$—	$519,617
Managing Dir. of Bus. Dev and Licensing	2019	$269,450	$82,954	$—	$57,000	$—	$—	$—	$409,404

___________________

Notes:

(*) Mr. Emalfarb also serves on the Board, for which he receives no direct, indirect, or incremental compensation.

(1)	All 2020 bonuses were accrued as of December 31, 2020 and paid in January 2021. All 2019 bonuses were accrued as of December 31, 2019 and paid in January 2020.
(2)	The Option Awards amount reported in this column represented stock options granted in 2020 and 2019 (including annual share-based compensation awards for all named executives, and Ms. Rawson’s awards upon promotions for 2019 in the amount of $55,250), vesting upon grant, or the one or four-year anniversary in accordance with their individual employment agreement or consulting agreement.
(3)	The Option Awards amount reported in this column represented the grant date fair market value of each option granted, computed in accordance with FASB ASC Topic 718. These amounts do not correspond to the actual value that will be recognized by the named executive officers. The assumptions used in the valuation of these awards are consistent with the valuation methodologies specified in the notes to our consolidated financial statements. The table above does not include the value of the following performance-based vesting stock options, as the achievement of the conditions was not deemed probable at the grant date and the value of the awards was deemed zero in accordance with ASC 718.

•

Upon the Company’s uplisting to the NASDAQ in April 2019, 400,000 shares of performance-based vesting stock options granted to Mr. Emalfarb in 2016 became vested, and the related estimated value of the awards at the grant date in the amount of $392,000 was recorded in 2019 in accordance with FASB ASC Topic 718.

•

Upon the achievements of different conditions in 2019, 175,000 shares of performance-based vesting stock options granted to Ms. Rawson in 2018 became vested, and the related estimated value of the awards at the grant date in the amount of $91,250 was recorded in 2019 in accordance with FASB ASC Topic 718.

(4)	Other payments include following:
•	Mr. Emalfarb received $12,891 for car allowance for each of 2020 and 2019. The Company’s contribution to the 401(k) retirement plan were $11,400 and $11,200 for 2020 and 2019, respectively. He also received $204,000 for installment payments relating to his prior employment agreement for 2019.
•	Ms. Rawson received $11,400 and $8,807 for the Company’s contribution to the 401(k) retirement plan in 2020 and 2019, respectively.
(5)	Ms. Rawson was promoted to Chief Financial Officer in June 2019, and she previously served as the Company’s Chief Accounting Officer.
(6)	The amounts represent the compensation for services of Mr. Tchelet for the year ended December 31, 2020 and 2019, in accordance with the Sky Blue Biotech Agreement indicated below.
(7)	The amounts represent the compensation for services of Mr. Jones for the year ended December 31, 2020 and 2019, in accordance with the Jones Consultant Agreement indicated below.

Employment Arrangements

Mark A. Emalfarb

On June 21, 2016, the Company entered into an employment agreement (the “Emalfarb Agreement”) with Mr. Emalfarb. The Emalfarb Agreement has an initial term of three years and automatic renewals of two years at the end of each term, unless either party provides a notice of nonrenewal, and provides that Mr. Emalfarb be employed as our President and Chief Executive Officer and that we will cause Mr. Emalfarb to be elected as a member of the Board. The material terms of the Emalfarb Agreement are summarized below:

Base Salary and Bonus. The Emalfarb Agreement provided for an annual base salary of $375,000, which was increased to $405,000 in January 2019, to $475,000 in June 2019, to $500,000 in January 2020, and to $525,000 in January 2021. The Emalfarb Agreement also provided for an annual bonus award, with the timing and amount of any such bonus determined in the sole discretion of the Compensation Committee of the Board, which determined to award Mr. Emalfarb a cash bonus of $200,000 for 2020 and $250,000 for 2019.

Performance Stock Options. The Emalfarb Agreement provided Mr. Emalfarb the opportunity to be awarded annual stock option grants, each such annual option incentive stock option grant will be to purchase up to three hundred thousand (300,000) shares of common stock (the “Maximum Option Bonus”) based on performance achievements. Performance incentives will be based solely on the Compensation Committee’s evaluation of Mr. Emalfarb’s performance during that period.

For fiscal year 2020, Mr. Emalfarb was awarded a stock option grant to purchase 200,000 shares of common stock for his annual performance (granted in 2021), representing 66.7% of the Maximum Option Bonus. For each of fiscal years 2019 and 2018, Mr. Emalfarb was awarded 300,000 shares of common stock for his annual performance (granted in 2020 and 2019, respectively), representing 100% of the Maximum Option Bonus.

All options granted to Mr. Emalfarb for fiscal years 2020 and 2019 vest annually in equal installments over four years and have a ten-year term from the date of grant. All options granted to Mr. Emalfarb for prior fiscal years vested immediately upon grant and have a five-year term from the date of grant.

Stock Exchange Stock Option. In addition, Mr. Emalfarb received a stock option grant to purchase up to four hundred thousand (400,000) shares of common stock at an exercise price of $1.67, equal to the closing price of Dyadic common stock on June 21, 2016. The stock option would vest and become exercisable only if the Company’s shares of common stock commence trading on the NASDAQ Capital Markets or other stock exchange approved by the Board. The Stock Exchange stock option grant has a five-year term. All 400,000 stock options granted to Mr. Emalfarb in 2016 became vested, upon the Company’s uplisting to the NASDAQ in April 2019.

Licensing/Collaboration Transaction Stock Options. A stock option to purchase up to six hundred thousand (600,000) shares of common stock shall be proportionally awarded, vest and become exercisable when each of three (3) Bona Fide Licensing / Collaboration Transactions are entered into with the Company. A Bona Fide transaction is defined as a license, joint venture, or other collaboration for a specific biologic with the intent to commercialize and/or a license agreement that generates a cumulative five million dollars in non-refundable cash, or when either the vaccine or biologics pharmaceutical business categories are sold. On November 12, 2019, the Company entered an amendment (the “Amendment”) to the Emalfarb Agreement. Pursuant to the Amendment, the stock options to be awarded to Mr. Emalfarb upon the Company entering a first or second licensing and/or collaboration transaction, as provided in the Emalfarb Agreement, shall each be awarded on the date of the relevant licensing and/or collaboration transaction and shall each have a fixed exercise date on the tenth anniversary of the date of grant.

Severance Terms. Mr. Emalfarb will be eligible for severance benefits comparable to other executives at his level. In addition, if Mr. Emalfarb’s employment is terminated by the Company without cause, by Mr. Emalfarb for good reason, or due to Mr. Emalfarb’s death or disability, then the Company shall fulfill its obligations as for annual base salary through the effective date of termination and he will be entitled to receive his accrued but unpaid vacation through the date thereof plus, in the sole discretion of the Compensation Committee, the Maximum Option Bonus and performance incentive may be awarded. In addition, all of Mr. Emalfarb’s unvested Stock Exchange Stock Options and Licensing/Collaboration Transaction Stock Options will vest immediately in the event milestones for which the options would have been awarded are achieved within one year from the date of termination or upon a change of control.

Change of Control. In the sole discretion of the Compensation Committee, Mr. Emalfarb may be awarded an additional bonus on or before the occurrence of a change of control.

Side Letter. In connection with the execution of the Emalfarb Agreement, the Company and Mr. Emalfarb entered into a separate agreement (the “Side Letter”) under which the Company agreed to pay Mr. Emalfarb in monthly installments over the initial term of the Emalfarb Agreement, $1,335,000, equal to the amount of the severance payments that would have been payable under his previous employment agreement if Mr. Emalfarb resigned for “good reason” in connection with a change in control. All payments under this Side Letter have been made, and the Company has no additional obligation associated with this Side Letter as of June 2019.

Ping W. Rawson

In connection with Ping Rawson’s appointment as the Company’s Chief Financial Officer in June 2019, the Board approved her base salary at $225,000 per year, which was increased to $231,750 in January 2020, and $238,700 in January 2021, which increases were consistent with annual increases for the majority of the Company’s employees. Ms. Rawson will also receive discretionary annual cash bonuses and other equity compensation as determined by the Company. Ms. Rawson will be eligible for twelve (12) months of severance benefits, if her services are no longer required due to a change of control or any reason other than for cause.

For fiscal year 2020, Ms. Rawson was awarded a stock option grant to purchase 75,000 shares of common stock for her annual performance (granted in 2021). For fiscal years 2019 and 2018, Ms. Rawson was awarded stock option grants to purchase 75,000 and 100,000 shares of common stock, respectively (granted in 2020 and 2019, respectively). For fiscal year 2019, Ms. Rawson received an additional 25,000 options associated with her promotion to the CFO in June 2019. Ms. Rawson was awarded a cash bonus of $57,938 for 2020 and $56,250 for 2019 based on her annual performance from the prior year. A total of 175,000 of stock options granted to Ms. Rawson became vested upon the Company becoming an SEC reporting entity and listing on the NASDAQ in 2019.

Ronen Tchelet, Ph.D.

We entered into a consulting agreement with Sky Blue Biotech kft, dated January 1, 2016 (the “Sky Blue Biotech Agreement”), to engage Mr. Tchelet to serve as our Vice President of Research and Business Development. The engagement term of the Sky Blue Biotech Agreement is one year and will renew annually on the anniversary date of the agreement, unless the Company or Mr. Tchelet provides notice of non-renewal any time after the one year anniversary date with not less than 90 days’ notice. Mr. Tchelet is subject to an annual performance evaluation and adjustment of his base consulting fees, in the sole discretion of the Company. Mr. Tchelet was compensated EUR €180,000 per annum in 2018 for the consulting services provided, which was increased to EUR €185,400 per annum in January 2019, to EUR €190,962 in January 2020, and to EUR €196,118 in January 2021, which increases were consistent with annual increases for the majority of the Company’s employees.

Mr. Tchelet is also eligible for a discretionary annual target bonus of up to 40% of his base contract amount if specific performance targets are met. For fiscal years 2020 and 2019, Mr. Tchelet was awarded a cash bonus of EUR €34,373 and EUR €37,080, respectively, for his annual performance. For fiscal year 2020, Mr. Tchelet was awarded a stock option grant to purchase 67,500 shares of common stock for his annual performance (granted in 2021). For fiscal years 2019 and 2018, Mr. Tchelet was awarded stock option grants to purchase 75,000 and 100,000 shares of common stock, respectively (granted in 2020 and 2019, respectively). All options granted to Mr. Tchelet vest upon the one-year anniversary and have a ten-year term from the date of grant.

During the engagement period, Mr. Tchelet shall be entitled to reimbursement of all business travel, entertainment and other business expenses reasonably incurred in the performance of his duties for the Company. Additionally, if the Company enters into a licensing agreement or research and development agreement sourced and developed by Mr. Tchelet during the engagement period, Mr. Tchelet shall receive the following: (i) a commission of up to 1% of the up-front licensing revenue and (ii) a commission of up to 2.5% of the research and development revenue. Commissions will be paid quarterly within 30 days of the Company’s receipt of payment.

Mr. Tchelet is subject to certain restrictive covenants, including Company ownership of Mr. Tchelet’s work product which shall remain the sole and exclusive property of the Company, non-disclosure for five years following the date of execution of the agreement or for three years following the termination of agreement whichever is last to occur, and non-solicitation for five years following the termination of the Sky Blue Biotech Agreement.

Matthew S. Jones

We entered into a consulting agreement with Novaro Ltd. dated March 31, 2017 (the “Jones Consultant Agreement”) to engage Mr. Jones as our Managing Director Business Development and Licensing. The engagement term of the Jones Consultant Agreement is one year and will renew annually on the anniversary date of the agreement unless the Company or Novaro Ltd. provides notice of non-renewal any time after the first annual anniversary date with then not less than 90 days’ notice. Mr. Jones is subject to an annual performance evaluation and adjustment of his base consulting fees, in the sole discretion of the Company. Mr. Jones was compensated GBP £203,528 per annum in 2018 for the consulting services provided, which was increased to GBP £209,634 per annum in January 2019, to GBP £215,923 in January 2020, and to GBP £222,400 in January 2021 which increases were consistent with annual increases for the majority of the Company’s employees.

Mr. Jones is also eligible for a discretionary annual target bonus of up to 40% of the base contract value if specific performance targets are met as specified in the Jones Consultant Agreement. For fiscal years 2020 and 2019, Mr. Jones was awarded a cash bonus of £64,777 and £62,890, respectively, for his annual performance. For fiscal year 2020, Mr. Jones was awarded a stock option grant to purchase 75,000 shares of common stock for his annual performance (granted in 2021). For fiscal years 2019 and 2018, Mr. Jones was awarded stock option grants to purchase 75,000 and 100,000 shares of common stock, respectively (granted in 2020 and 2019, respectively). All options granted to Mr. Jones vest upon the one-year anniversary and have a ten-year term from the date of grant.

During the engagement period, Mr. Jones shall be entitled to reimbursement of all business travel, entertainment and other business expenses reasonably incurred in the performance of his duties on behalf of the Company. Mr. Jones is subject to certain restrictive covenants, including Company ownership of Mr. Jones’ work product which shall remain the sole and exclusive property of the Company, non-disclosure for five years following the date of execution of the agreement or for three years following the termination of agreement whichever is last to occur, and non-solicitation for five years following the termination of agreement.

Outstanding Equity Awards at Fiscal Year-End

The following table summarizes the outstanding equity award holdings held by our “named executive officers” (as defined by the SEC’s disclosure requirements) as of December 31, 2020.

		Option Awards					Stock Awards

										Equity
									Equity	Incentive
									Incentive	Plan
								Market	Plan	Awards:
								Value	Awards:	Market
							Number	of	Number	or Payout
				Equity			of	Shares	of	Value of
				Incentive			Shares	or	Unearned	Unearned
				Plan			or Units	Units	Shares,	Shares,
		Number of	Number of	Awards:			of	of	Units or	Units or
		Securities	Securities	Number of			Stock	Stock	Other	Other
		Underlying	Underlying	Securities			That	That	Rights	Rights
		Unexercised	Unexercised	Underlying	Option		Have	Have	That	That
		Options	Options	Unexercised	Exercise	Option	Not	Not	Have Not	Have Not
		(#)	(#)	Unearned Options	Price	Expiration	Vested	Vested	Vested	Vested
Name		Exercisable	Unexercisable	(#)	($)	Date	(#)	($)	(#)	($)
Mark A. Emalfarb		100,000	—	—	1.67	6/20/2021	—	—	—	—
		400,000	—	—	1.67	6/20/2021	—	—	—	—
		150,000	—	—	1.63	1/3/2022	—	—	—	—
		270,000	—	—	1.39	1/2/2023	—	—	—	—
		300,000	—	—	1.87	1/2/2024	—	—	—	—
	(1)	—	300,000	—	5.27	1/2/2030	—	—	—	—
Ping W. Rawson		25,000	—	—	1.62	6/26/2026	—	—	—	—
	(1)	8,918	2,972	—	1.63	1/3/2027	—	—	—	—
	(1)	15,000	15,000	—	1.39	1/2/2028	—	—	—	—
		50,000	—	—	1.44	3/19/2028	—	—	—	—
	(1)	25,000	25,000	—	1.44	3/19/2028	—	—	—	—
		125,000	—	—	1.76	11/16/2028	—	—	—	—
	(1)	25,000	75,000	—	1.87	1/2/2029	—	—	—	—
		25,000	—	—	6.26	6/28/2029	—	—	—	—
	(1)	—	75,000	—	5.27	1/2/2030	—	—	—	—
Ronen Tchelet, Ph.D.		200,000	—	—	1.57	1/18/2026	—	—	—	—
		50,000	—	—	1.63	1/3/2027	—	—	—	—
		60,000	—	—	1.39	1/2/2028	—	—	—	—
		100,000	—	—	1.87	1/2/2029	—	—	—	—
	(2)	—	75,000	—	5.27	1/2/2030	—	—	—	—
Matthew S. Jones		40,000	—	—	1.63	1/3/2027	—	—	—	—
		50,000	—	—	1.39	1/2/2028	—	—	—	—
		50,000	—	—	1.44	3/19/2028	—	—	—	—
		100,000	—	—	1.87	1/2/2029	—	—	—	—
	(2)	—	75,000	—	5.27	1/2/2030	—	—	—	—

___________________

Notes:

(1) The options vest annually in equal installments over four years after the grant date.

(2) The options will vest upon the one-year anniversary after the grant date.

Pension Benefits

The Company has a 401(k) defined contribution plan (the “401(k) Plan”) in place, under which participants may elect to defer up to 100% of their compensation up to a maximum amount determined annually pursuant to Internal Revenue Service regulations. Employee contributions may begin 90 days after the date of hire and are immediately vested. The 401(k) Plan provides a safe harbor basic match contribution for all eligible employees who make salary deferrals. The match contribution is equal to 100% of the employee’s salary deferral up to 4% of such employee’s annual deferred compensation. This match contribution is credited to the employee’s account and is 100% vested at the time of contribution.

Equity Compensation Plan Information

The following table summarizes information about our equity compensation plans as of December 31, 2020:

Number of
Securities
Remaining
	Number of		Available for
	Securities		Future Issuance
	to be Issued Upon		Under Equity
	Exercise of	Weighted-Average	Compensation
	Outstanding	Exercise Price of	Plans (Excluding
	Options,	Outstanding	Securities
	Warrants and	Options, Warrants	Reflected in
Plan Category	Rights(a)	and Rights (b)	Column (a)) (c)
Equity compensation plans approved by security holders	4,638,390	$ 2.44	2,134,211

MATTERS TO BE CONSIDERED AT THE ANNUAL MEETING

PROPOSAL 1: ELECTION OF CLASS II DIRECTORS

General

We have a classified Board currently fixed at seven members. Our Board is divided into three classes currently consisting of two Class I directors, three Class II directors, and two Class III directors. One class of directors is elected each year at our Annual Meeting of Shareholders for an approximate three-year term. The term of the Class II directors expires at the Annual Meeting.

Our Nominating Committee is charged with identifying, evaluating, and recommending director nominees to the Board. There are no minimum qualifications for nomination of directors. The Nominating Committee generally seeks individuals with broad experience at the policy-making level in business, or with industry expertise. While we do not have a formal diversity policy for board membership, we look for potential candidates that help ensure that the Board has the benefit of a wide range of attributes. We believe that all our directors should be committed to enhancing shareholder value and should have sufficient time to carry out their duties and to provide insight and practical wisdom based on experience. Each director must also represent the interests of all shareholders.

The Board has nominated Jack L. Kaye and Barry C. Buckland, Ph.D. to stand for re-election as Class II directors, and Mr. Patrick Lucy for a new Class II directors. If elected, Messrs. Kaye and Lucy and Dr. Buckland will serve for a term expiring in 2024.

We expect each such nominee for election as Class II directors to be able to serve, if elected. If either is unable to serve, proxies may be voted for a substitute nominee so designated by the present Board.

Vote Required

The affirmative vote of a plurality of the votes cast, by proxy, at the Annual Meeting by the holders of shares of our common stock entitled to vote at the Annual Meeting is required for the election of each nominee as Class II director. You may vote FOR or WITHHELD with respect to the election of such director. Only votes FOR or WITHHELD are counted in determining whether a plurality has been cast in favor of a director. Votes WITHHELD and broker non-votes are not counted for purposes of the election of directors, although they are counted for purposes of determining whether there is a quorum. Shareholders do not have the right to cumulate their votes for directors.

Recommendation of the Board

The Board recommends shareholders vote FOR the election of the nominees as Class II directors.

Nominees for Election as Directors

The following information is given with respect to the nominees for election as Class II directors at the Annual Meeting:

Jack L. Kaye, 77, joined the Board in May 2015 and currently serves as chairman of the Company’s Audit Committee. He also serves on the Company’s Compensation Committee. Mr. Kaye is currently the Chairman of the audit committee and a member of the compensation committee and special transaction pricing committee of uniQure B.V. where he has served since May 2016. Mr. Kaye’s prior board service includes Keryx Biopharmaceuticals Inc., a position he has held from 2006 to May 2016 where he served as Chairman of the audit committee and he was also a member of their nominating and governance committee. He also served on the boards of Tongli Pharmaceuticals (USA) Inc. and Balboa Biosciences, Inc., where he served as Chairman of both audit committees. In the past, Mr. Kaye was selected to participate on several dissident board slates which included the Astellas, Inc./OSI, Roche Pharmaceuticals, Inc./Illumina and the Horizon, Inc./Depomed M&A transactions. Mr. Kaye was a partner at Deloitte LLP from 1978 until May 2006, when he retired. At Deloitte, Mr. Kaye was responsible for serving a diverse client base of public and private, global, and domestic companies in a variety of industries. Mr. Kaye has extensive experience consulting with clients on accounting and reporting matters, private and public debt financings, SEC rules and regulations and corporate governance/ Sarbanes-Oxley issues. In addition, he has served as Deloitte’s Tristate liaison with the banking and finance community and assisted clients with numerous merger and acquisition transactions. Mr. Kaye served as Partner-in-Charge of Deloitte’s Tri-State Core Client practice, a position he held for more than twenty years. He earned a B.B.A. from Baruch College and is a Certified Public Accountant.

Barry Buckland, Ph.D., 73, joined the Board in January 2018. Dr. Buckland retired from Merck Research Laboratories in 2009 after 28 years of contributions to the Bioprocess R&D group including more than 12 years as leader in the position of Vice President. Since leaving the Merck Research Laboratories, Dr. Buckland has headed up his own consulting company (BiologicB, LLC). He also is President of Engineering Conferences International (ECI), a not-for-profit organization which organizes prestigious conferences with an engineering focus. Dr. Buckland has chaired successful conference such as Microbial Engineering I and Vaccine Technology Conferences I to IV. He is also a visiting professor at University College London in the Biochemical Engineering Department and is the author or co-author of more than 70 publications. His previous board experience includes Enumeral Biomedical and Mucosis. Dr. Buckland was a Senior Advisor to Protein Sciences until they were purchased by Sanofi in 2017. Dr. Buckland became Executive Director of NIIMBL (National Institute for Innovation for Manufacturing Biopharmaceuticals) in 2017. Dr. Buckland was elected to the USA National Academy of Engineering in 1997. In 2008, Dr. Buckland was awarded the ACS Marvin Johnson award for Biotechnology. In 2009, Dr. Buckland was awarded the Discoverers Award by the Pharmaceutical Research and Manufacturers of America (PhRMA) for his role in the discovery and development of GARDASIL, an effective vaccine against HPV. He was one of three recipients.

Patrick Lucy, 53, was elected by and to the Board on January 8, 2021 following the identification, evaluation, and nomination of Mr. Lucy by the Nominating Committee. Mr. Lucy also serves as a member of the Board’s Science and Technology Committee. Mr. Lucy is currently President and Chief Executive Officer of Lykan Bioscience (“Lykan”), a privately held cell therapy contract manufacturing organization based in Hopkinton, MA. Mr. Lucy served as President and Chief Operating Officer of Lykan from January 4, 2021 until March 31, 2021 prior to his promotion to President and Chief Executive Officer on April 1, 2021. Prior to Lykan, Mr. Lucy was a founder of  Pfenex Inc. within The Dow Chemical Company (“Dow”) in 2001. He was a member of the leadership team and led the commercial launch of the Pfenex platform in 2005 through the spin out of the business from Dow in 2009. Mr. Lucy was subsequently a member of the team that successfully completed Pfenex’s initial public offering in 2014 and continued to lead business/corporate development and portfolio strategy as Chief Business Officer. During his tenure at Pfenex, Mr. Lucy completed over $1.5 billion dollars of partnership transactions. Pfenex was acquired by Ligand Pharmaceuticals in October 2020. Prior to joining Dow in 2000, via Dow’s acquisition of Collaborative BioAlliance, Patrick served as Collaborative’s Director of Business Development. From 1995 to 1999, he held multiple operational roles at Lonza Biologics (“Lonza”) spanning quality control, validation, and capital project management. In his final role at Lonza, Patrick led the mechanical completion, start up and validation of a large-scale biologics manufacturing facility. He began his career in biotechnology at Repligen Corporation in 1991 serving in a variety of laboratory-based roles following his graduation from Villanova University.

Directors Continuing in Office

The following information is provided with respect to the directors who are not nominees for election as directors at the Annual Meeting:

Name	Age	Class	Term Expiring	Date of Appointment
Seth J. Herbst, MD	63	I	2023	June 2008
Arindam Bose, Ph.D.	68	I	2023	August 2016
Michael P. Tarnok, Chairman	66	III	2022	June 2014
Mark A. Emalfarb	65	III	2022	October 2004

Mark A. Emalfarb, President, Chief Executive Officer and Director

Mark A. Emalfarb is the founder of Dyadic, and currently serves as the Chief Executive Officer and a member of the Board and Science and Technology Committee. He has been a member of the Board and has previously served as its Chairman from October 2004 until April 2007 and from June 2008 until January 2015. Since founding the predecessor to Dyadic in 1979, Mr. Emalfarb has served as a Director, President and Chief Executive Officer for substantially all of that time and has successfully led and managed the evolution of Dyadic from its origins as a pioneer and leader in providing ingredients used in the stone-washing of blue jeans to the discovery, development, manufacturing and commercialization of specialty enzymes used in various industrial applications and the development of an integrated technology platform based on Dyadic’s patented and proprietary C1 fungal microorganism. Mr. Emalfarb is an inventor of over 25 U.S. and foreign biotechnology patents and patent applications resulting from discoveries related to the patented and proprietary C1 fungus and has been the architect behind its formation of several strategic research and development, manufacturing and marketing relationships with U.S. and international partners. Mr. Emalfarb earned his B.A. degree from the University of Iowa in 1977.

Michael P. Tarnok, Chairman, Director

Michael P. Tarnok joined the Board on June 12, 2014 and currently serves as chairman of the Company’s Compensation Committee. He also serves on the Company’s Audit and Nominating Committees, and on January 12, 2015 Mr. Tarnok was appointed Dyadic’s Chairman of the Board. Mr. Tarnok is also currently a board member of Ionetix, Inc. In addition, Mr. Tarnok’s previously served as a board member for Global Health Council, and Keryx Biopharmaceuticals, Inc., where he also served as Chairman of the board of directors. Mr. Tarnok is a seasoned finance and operational executive with extensive pharmaceutical industry experience in a wide range of functional areas. He spent most of his career at Pfizer Inc., which he joined in 1989 as Finance Director-US Manufacturing and from 2000 to 2007 served as a Senior Vice President in Pfizer’s US Pharmaceutical Division. In this position, Mr. Tarnok managed multiple responsibilities for the division including, finance, access contracting, trade management, information technology, Sarbanes-Oxley compliance, and the Greenstone generics division. Prior to joining Pfizer, Mr. Tarnok worked primarily in financial disciplines for ITT Rayonier, Inc., Celanese Corporation and Olivetti Corporation of America. Mr. Tarnok earned an M.B.A. in Marketing from New York University and a B.S. in Accounting from St. John’s University.

Seth J. Herbst, MD, Director

Seth J. Herbst, M.D. has been on the Board since June 2008 and currently serves as chairman of the Company’s Nominating Committee. Heals serves on the Company’s Compensation Committee. He is a board-certified obstetrician/gynecologist who is also board certified in advanced laparoscopic and minimally invasive gynecologic surgery. Dr. Herbst is the founder and President of the Institute for Women’s Health and Body (“IWHB”) which was founded in May of 1997, an OB/GYN practice with multiple locations in Palm Beach County, Florida. He is the co-founder of Visions Clinical Research, which was founded in 1999, and performs medical and surgical clinical trials throughout the United States. Dr. Herbst founded IWHB of Palm Beach, a Physician Management Group that currently employs 43 providers, which he actively directs the operations daily. Dr. Herbst is a member of the board of directors of Palms West Hospital in Loxahatchee, Florida. Dr. Herbst is also a consultant for multiple medical device companies in the United States and a member of medical advisory boards for these and other companies. He received his B.S. degree from American University in 1978 and his medical degree from Universidad del Noreste School of Medicine in Tampico, Mexico in 1983. Dr. Herbst completed his OB/GYN residency and was Chief Resident at Long Island College Hospital in Brooklyn, New York.

Arindam Bose, Ph.D., Director

Arindam Bose, Ph.D. joined the Board on August 15, 2016 and currently serves as chairman of the Company’s Science and Technology Committee. He also serves on the Company’s Audit Committee. Dr. Bose retired from Pfizer Worldwide Research & Development in 2016 after 34 years in leadership roles in bioprocess development and clinical manufacturing. Dr. Bose’s final position at Pfizer was Vice-President, Biotherapeutics Pharmaceutical Sciences External Affairs and Biosimilar Strategy with responsibility for external sourcing, competitive intelligence, and external influencing as well as for executing the technical development plan for Pfizer’s entry into biosimilars. He is widely recognized as a Key Thought Leader in the biopharmaceutical industry. Dr. Bose has served as the Chair of the Biologics and Biotechnology Leadership Committee of the Pharmaceutical Research and Manufacturers of America (PhRMA), the chief advocacy arm of the US pharmaceutical industry. His outstanding accomplishments and service to the profession have been recognized by his election as “Fellow” of 3 leading professional organizations: American Chemical Society, American Institute of Chemical Engineers and American Institute for Medical and Biological Engineering. Dr. Bose was elected to the US National Academy of Engineering in February 2017 for innovative research in biologics manufacturing. Dr. Bose currently provides consulting services in bioprocessing to several start-up biotechnology companies including a part-time process development management role at Akero Therapeutics (NASDAQ: AKRO). He received a Ph.D. in chemical engineering from Purdue University, a M.S. from the University of Michigan, Ann Arbor and a B. Tech from the Indian Institute of Technology, Kanpur.

Our directors hold office for terms of approximately three years or until the earlier of their death, resignation, or removal or until their successors have been elected and qualified. Our officers are elected annually by the Board and serve at the discretion of the Board (see Executive Officers). There are no family relationships among our directors and executive officers. Our directors have neither been convicted in any criminal proceeding during the past 10 years nor are parties to any judicial or administrative proceeding during the past 10 years that resulted in a judgment, decree or final order enjoining them from future violations of, or prohibiting activities subject to, federal or state securities laws or a finding of any violation of federal or state securities laws or commodities laws. Similarly, no bankruptcy petitions have been filed by or against any business or property of any of our directors or officers, nor has any bankruptcy petition been filed against a partnership or business association in which these persons were general partners, directors, or executive officers.

PROPOSAL 2: RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Mayer Hoffmann McCann P.C. (“MHM”) audited our consolidated financial statements for the year ended December 31, 2020. We had no disagreements with MHM on accounting and financial disclosures. The Audit Committee has appointed MHM to serve as our independent registered public accounting firm for the year ending December 31, 2021. MHM has advised the Company that it has no direct or indirect financial interest in the Company. Substantially all MHM’s personnel, who work under the control of MHM shareholders, are employees of wholly-owned subsidiaries of CBIZ, Inc. (“CBIZ”), which provides personnel and various services to MHM in an alternative practice structure.

The Audit Committee has reviewed the fees described below and concluded that the payment of such fees is compatible with maintaining MHM’s independence.

The following table presents fees billed, by our independent registered public accounting firm for professional services, in the years indicated, by category, as described in the notes to the table.

	Years Ended December 31,
	2020	2019
Audit fees (1)	$162,000	$138,700
Audit-related fees (2)	13,000	11,000
Tax fees (3)	14,900	13,500
Total fees	$189,900	$163,200

___________

Notes:

(1)	Audit fees consist of fees billed for professional services by MHM for audit and quarterly review of our financial statements or services that are normally provided by the accountant in connection with statutory and regulatory filing or engagement for those years related to our periodic and current NASDAQ Capital Markets, and SEC filings and registration statements.

(2)	Audit-related fees consist of fees billed for procedures performed by MHM in connection with the filing of registration statements on Form 10-12G and Form 10-12G/A (2019) and Form S-3 filing (2020).
(3)	Tax fees consist of fees billed for tax professional services by an affiliate of MHM for the Netherlands subsidiary.

We expect one or more representatives of MHM to be present at the Annual Meeting. They will have the opportunity to make a statement if they desire to do so, and we expect them to be available to respond to appropriate questions.

Vote Required

The affirmative vote of the holders of a majority of all shares casting votes, by proxy, at the Annual Meeting is required to ratify the appointment of MHM as our independent registered public accounting firm for the year ending December 31, 2021. You may vote FOR, AGAINST or ABSTAIN with respect to the ratification of appointment of MHM as our independent registered public accounting firm. A properly executed proxy marked ABSTAIN with respect to this proposal will not be voted FOR or AGAINST this proposal. Broker non-votes will not be considered as votes cast FOR or AGAINST this proposal. Brokers have discretion to vote shares with respect to this proposal unless a shareholder directs their broker otherwise.

Recommendation of the Board

The Company’s Board recommends a vote FOR this proposal.

Pre-Approval of Services

Our Audit Committee’s policy is to pre-approve all audit and permissible non-audit services provided by our independent auditors. These services may include audit services, audit-related services, tax services and other services. Pre-approval is generally provided for up to one year and any pre-approval is detailed as to the service or category of services. The independent auditor and management are required to periodically report to the Audit Committee regarding the extent of services provided by the independent auditor in accordance with this pre-approval. Any proposed services not included within the list of pre-approved services or any proposed services that will cause the Company to exceed the pre-approved aggregate amount requires specific pre-approval by the Audit Committee. All audit fees, audit-related fees, tax fees, and other fees listed in the table above were approved by the Audit Committee pursuant to its pre-approval policies and procedures.

Audit Committee Report

The Audit Committee reports as follows:

The Company’s management has the primary responsibility for the Company’s financial statements and the reporting process, including disclosure controls and the system of internal control over financial reporting. The Audit Committee, in its oversight role has:

•	Reviewed and discussed the annual audited financial statements as of and for the fiscal year ended December 31, 2020 with management;
•

Discussed with the Company’s independent registered public accountants the overall scope of, and plans for, their respective audits and has met with the independent registered public accountants, with and without management present, to discuss the Company’s financial reporting process and internal accounting controls in addition to other matters required to be discussed by Auditing Standard No. 1301, Communications with Audit Committees, as adopted by the Public Company Accounting Oversight Board (“PCAOB”), as may be modified or supplemented;

•

Received from the independent registered public accountants written disclosures and the letter regarding the independence of the independent registered public accountants required by the PCAOB, and has discussed with the independent registered accountants their independence from the Company and its management;

•	An established charter outlining the practices it follows. The Audit Committee’s charter is available on the Company’s website at www.dyadic.com under the heading “Investors”; and
•

Procedures that require the pre-approval by the Audit Committee of all fees paid to, and all services performed by, the Company’s independent registered public accountants. The Audit Committee approves the proposed services, including the nature, type and scope of service contemplated and the related fees, to be rendered by the firm during the year. In addition, engagements may arise during the year that are outside the scope of the initial services and fees approved by the Audit Committee. Any such additional engagements are approved by the Audit Committee or by the Audit Committee Chair pursuant to authority delegated by the Audit Committee. For each category of proposed service, the independent registered public accountants are required to confirm that the provision of such services does not impair their independence. Pursuant to the Sarbanes-Oxley Act of 2002, the fees and services provided as noted above were authorized and approved by the Audit Committee in compliance with the pre-approval procedures described herein.

Based on the Audit Committee’s review and discussions with management and the Company’s independent registered public accountants as described in this report, the Audit Committee recommended to the Board of Directors that the audited Consolidated Financial Statements as of and for the fiscal year ended December 31, 2020, be included in the 2020 Form 10-K.

Audit Committee of the Board of Directors

Jack L. Kaye, Chairman

Michael P. Tarnok

Arindam Bose

PROPOSAL 3: ADVISORY VOTE ON COMPENSATION OF

THE COMPANY’S NAMED EXECUTIVE OFFICERS

Proposal 3 seeks an advisory vote on the compensation of the Company’s Named Executive Officers. Shareholders are urged to read the “Compensation and Other Information Concerning Officers” section of this Proxy Statement, which discusses the Company’s executive compensation policies and procedures and contains tabular information and narrative discussion about the compensation of the Named Executive Officers.

As an advisory vote, this proposal is not binding upon the Company. However, the Compensation Committee, which is responsible for determining and setting the Named Executive Officers’ executive compensation, values the opinions expressed by shareholders in their vote on this proposal, and will consider the outcome of the vote when making future compensation decisions for the Named Executive Officers.

Vote Required

The votes that shareholders cast FOR must exceed the votes that shareholders cast AGAINST to approve the advisory vote on compensation of our Named Executive Officers. You may vote FOR, AGAINST, of ABSTAIN with respect to the advisory vote on compensation of our Names Executive Officers. A properly executed proxy marked ABSTAIN with respect to this proposal will not be voted FOR or AGAINST this proposal. Broker non-votes will not be considered as votes cast FOR or AGAINST this proposal.

Recommendation of the Board

The Board recommends that you consider and vote FOR the following resolution: “Resolved, that the shareholders approve, on an advisory basis, the compensation of the Company’s Named Executive Officers, as disclosed in the Company’s Proxy Statement pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the “Compensation and Other Information Concerning Officers” section of this Proxy Statement.

Because your vote is advisory on Proposal 3, it will not be binding on the Board or the Company. However, the Board and the Compensation Committee will review the voting results and take them into consideration when making future decisions regarding the Named Executive Officers’ compensation.

PROPOSAL 4: APPROVAL OF ADOPTION OF THE DYADIC INTERNATIONAL, INC. 2021 EQUITY INCENTIVE AWARD PLAN

At the Annual Meeting, shareholders will be asked to approve the Dyadic International, Inc. 2021 Equity Incentive Award Plan (the “2021 Plan”), which was adopted, subject to shareholder approval, by the Board of Directors on April 9, 2021. The 2021 Plan is intended to be the successor to and continuation of the Dyadic International, Inc. 2011 Equity Incentive Award Plan (the “2011 Plan”).

Currently, we maintain the 2011 Plan to grant equity awards to our employees, directors, and consultants. We are seeking shareholder approval of the 2021 Plan to increase the number of shares available for the grant of stock options, restricted stock awards and other awards, which will enable us to have a competitive equity incentive program to compete with our peer group for key talent. Approval of the 2021 Plan by our shareholders will allow us to grant stock options, restricted stock awards and other awards at levels determined appropriate by the Board or the Compensation Committee. The 2021 Plan will also allow us to utilize a broad array of equity incentives to secure and retain the services of our employees, directors, and consultants, and to provide long-term incentives that align the interests of our employees, directors, and consultants with the interests of our shareholders.

If this Proposal 4 is approved by our shareholders, the 2021 Plan will become effective as of the date of the Annual Meeting and as of such date, no additional awards will be granted under the 2011 Plan. If our shareholders do not approve this Proposal 4, the 2021 Plan will not become effective, and the 2011 Plan will continue to be effective in accordance with its terms, until its expiration date.

Why You Should Vote to Approve the 2021 Plan:

Equity Awards Are an Important Part of Our Compensation Philosophy

Our Board believes that our broad-based equity compensation program is essential to attract, retain and motivate people with the necessary talent and experience and to provide additional incentive to achieve our short- and long-term business objectives. All our employees participate in our equity compensation programs and we believe that our equity programs create a strong link between our employees and our shareholders’ interests. Equity compensation promotes an employee ownership culture, motivates employees to create shareholder value and, because the awards are typically subject to vesting and other conditions, promotes a focus on long-term value creation. Our Board believes we must continue to offer competitive equity compensation packages in order to attract and motivate the talent necessary for our continued growth and success.

The Board believes that the shares currently available for future grant under the 2011 Plan will be insufficient to meet our anticipated retention and recruiting needs. The 2021 Plan will allow us to continue to utilize equity awards as long-term incentives to secure and retain the services of our employees, directors, and consultants, consistent with our compensation philosophy and common compensation practices for our industry. Therefore, the Board believes that the 2021 Plan is in the best interests of our business and our shareholders and unanimously recommends a vote in favor of this Proposal 4.

The Size of Our Share Reserve Request is Reasonable and We Manage Our Equity Use Responsibly

Our compensation philosophy reflects broad-based eligibility for equity awards, and we grant awards to all our employees. However, we recognize that equity awards dilute existing shareholders, and, therefore, we are mindful to responsibly manage the growth of our equity compensation program. We are committed to effectively monitoring our equity compensation share reserve, including our “burn rate,” to ensure that we maximize shareholders’ value by granting the appropriate number of equity awards necessary to attract, reward, and retain employees, directors, and consultants.

2018 - 2020 Burn Rate Outstanding Awards Overhang

The following table provides certain additional information regarding our equity incentive program and our equity burn rate over the last three fiscal years and current overhang. Note that burn rate and overhang are calculated on a non-diluted basis.

Burn Rate	2018	2019	2020
Stock Options Granted	1,120,500	1,089,000	913,000
Weighted Average Common Shares Outstanding	27,673,300	27,003,695	27,471,587
Burn Rate(1)	4.05%	4.03%	3.32%
Total Equity Awards Forfeited	250,000	-	-
Net Burn Rate(2)	3.15%	4.03%	3.32%

(1) Burn Rate equals number of shares subject to equity awards granted during a fiscal year divided by weighted average common shares outstanding for that fiscal year.

(2) Net Burn Rate equals (i) number of shares subject to equity awards granted during a fiscal year minus total equity awards forfeited during that fiscal year, divided by (ii) weighted average shares of common stock outstanding for that fiscal year.

Current Overhang (As of April 16, 2021)
Stock Options Outstanding	5,324,215
Weighted Average Exercise Price of Outstanding Stock Options	$2.28
Weighted Average Remaining Term of Outstanding Stock Options	5.99 years
Shares Remaining Available for Future Grant	1,388,386
Common Stock Outstanding as of April 16, 2021	27,554,157

The closing price of our common stock as reported on Nasdaq Capital Market on April 16, 2021, the record date for the Annual Meeting was $5.01.

Shareholder Vote Necessary to Approve the 2021 Equity Plan

Approval of the 2021 Plan requires the affirmative vote of the holders of a majority of all shares casting votes, by proxy, at the Annual Meeting. In tabulating the votes, abstentions will not be voted “for” or “against” this proposal and broker non-votes will be disregarded and have no effect on the outcome of the vote.

The 2021 Plan Combines Compensation and Governance Best Practices

The 2021 Plan includes provisions that are designed to protect our shareholders’ interests and to reflect corporate governance best practices, including:

•	No stock option repricing/exchange. The Board or the Compensation Committee do not have the authority to reprice any outstanding stock option or stock appreciation right by reducing the exercise price of the stock option or stock appreciation right or to cancel any outstanding stock option or stock appreciation right that has an exercise price or strike price in excess of the current fair market value in exchange for cash or other stock awards without obtaining the approval of our shareholders prior to the repricing or cancellation and re-grant event.
•	No “evergreen” provision requiring shareholder approval for authorizing additional shares. The 2021 Plan does not contain an annual “evergreen” provision. The 2021 Plan authorizes a fixed number of shares, so that shareholder approval is required to issue any additional shares.
•	Restrictions on dividends. The 2021 Plan provides that (i) no dividends or dividend equivalents may be paid with respect to any shares of our common stock subject to an award before the date such shares have vested, and (ii) no dividends or dividend equivalents shall be payable if the holder forfeits the award.
•	No liberal share counting provisions. Only shares of common stock subject to an award that terminates, expires, or lapses for any reason, or is settled in cash without delivery of shares, will become available again for issuance under the 2021 Plan.
•	No liberal change in control definition. The change in control definition in the 2021 Plan is not a “liberal” definition. A change in control transaction must occur for the change in control provisions in the 2021 Plan to be triggered.
•	Awards subject to forfeiture/claw back. Awards granted under the 2021 Plan will be subject to recoupment in accordance with any claw back policy that we adopt, including as may be required pursuant to the listing standards of any national securities exchange or association on which our securities are listed or as is otherwise required by the Dodd-Frank Wall Street Reform and Consumer Protection Act or other applicable law. In addition, the Board or the Compensation Committee may impose other claw back, recovery or recoupment provisions in an award agreement, including a reacquisition right in respect of previously acquired shares or other cash or property upon the occurrence of cause.
•	One-year minimum vesting period. Awards under the 2011 Plan will have a minimum one-year vesting period, other than awards comprising no more than five percent of the authorized shares and acceleration for death, disability, or a change in control.

Description of the 2021 Plan

The material features of the 2021 Plan are described below. The following description of the 2021 Plan is a summary only and is qualified in its entirety by reference to the complete text of the 2021 Plan. Shareholders are urged to read the actual text of the 2021 Plan in its entirety, which is attached to this proxy statement as Appendix A.

Purpose

The 2021 Plan is designed to promote the success and enhance the value of the Company by linking the personal interests of the members of the Board, employees, and consultants to those of Company shareholders and by providing such individuals with an incentive for outstanding performance to generate superior returns to Company shareholders. The 2021 Plan is also designed to provide flexibility to the Company in its ability to motivate, attract, and retain the services of members of the Board, employees, and consultants upon whose judgment, interest, and special effort the successful conduct of the Company’s operation is largely dependent.

Continuation of and Successor to 2011 Plan

The 2021 Plan is intended to be the continuation of and successor to the 2011 Plan. If the 2021 Plan is approved by our shareholders, no additional awards will be granted under the 2011 Plan upon and following the date of the Annual Meeting. If the 2021 Plan is not approved by our shareholders, the 2021 Plan will not become effective and the 2011 Plan will continue to be effective in accordance with its terms, until its expiration date.

Types of Awards

The terms of the 2021 Plan provide for the grant of incentive stock options, nonstatutory stock options, stock appreciation rights, restricted stock awards, restricted stock unit awards, dividend equivalent awards, stock payment awards and deferred stock awards.

Shares Available for Awards

Subject to adjustment for certain changes in our capitalization, the aggregate number of shares of our common stock that may be issued under the 2021 Plan will not exceed 4,388,386 shares (which includes 3,000,000 new shares and the number of shares remaining available for the grant of new awards under the 2011 Plan as of April 16, 2021), plus shares of our common stock subject to outstanding awards granted under the 2011 Plan that following April 16, 2021 are not issued because such award or any portion thereof lapses, expires or otherwise terminates without all of the shares covered by such award having been issued or are not issued because such award or any portion thereof is settled in cash. In addition, if any shares of our common stock issued pursuant to an award granted under the 2021 Plan are not issued for any of the foregoing reasons, then such shares also will become available again for issuance under the 2021 Plan.

Vesting and Forfeiture Provisions

Awards granted under the 2011 Plan will vest no earlier than the first anniversary of the date of grant of the award, provided that the Compensation Committee may grant awards without regard to the foregoing minimum vesting requirement with respect to a maximum of five percent of the available share reserve authorized for issuance under the 2011 Plan. Such restriction does not apply to the Compensation Committee’s discretion to provide for accelerated exercisability or vesting in cases of death, disability, or a change in control.

Eligibility

All our employees, non-employee directors and consultants are eligible to receive awards under the 2021 Plan and may receive all types of awards other than incentive stock options. Incentive stock options may be granted under the 2021 Plan only to employees. As of April 16, 2021, we had six employees, six non-employee directors and approximately eight consultants.

Administration

The 2021 Plan will be administered by our Compensation Committee or another committee or committees composed of members of the Board. Our Board may exercise the rights and duties of the Compensation Committee under the 2021 Plan and, acting by a majority of its members, will act as administrator with respect to awards granted to non-employee members of the Board.

Subject to the terms of the 2021 Plan, the administrator may determine the recipients, the types of awards to be granted, the number of shares of our common stock subject to awards, and the terms and conditions of awards granted under the 2021 Plan, including the period of their exercisability and vesting. The administrator has the authority to provide for accelerated exercisability and vesting of awards. Subject to the limitations set forth below, the administrator also determines the fair market value applicable to an award and the exercise or strike price of stock options and stock appreciation rights granted under the 2021 Plan.

In addition, the administrator may delegate to one or more members of the Board or one or more officers the authority to grant or amend awards other than awards to or held by officers or directors or persons to whom such authority has been delegated by the Board.

Repricing; Cancellation and Re-Grant of Stock Options or Stock Appreciation Rights

Under the 2021 Plan, unless our shareholders have approved such an action, the administrator does not have the authority to reprice any outstanding stock option or stock appreciation right by (i) reducing the exercise or strike price of the stock option or stock appreciation right or (ii) canceling any outstanding stock option or stock appreciation right that has an exercise or strike price greater than the then-current fair market value of our common stock in exchange for cash or other awards or property (other than in connection with a corporate transaction or similar event).

Dividends and Dividend Equivalents

The 2021 Plan provides that dividends or dividend equivalents may be credited with respect to any shares of our common stock subject to an award; provided, however, that (i) no dividends or dividend equivalents may be paid with respect to any such shares before the date such shares have vested and (ii) no dividends or dividend equivalents shall be payable if the holder forfeits the award.

Stock Options

Stock options may be granted under the 2021 Plan pursuant to stock option agreements. The 2021 Plan permits the grant of stock options that are intended to qualify as incentive stock options (“ISOs”), and nonstatutory stock options (“NSOs”).

The exercise price of a stock option granted under the 2021 Plan may not be less than 100% of the fair market value of the common stock subject to the stock option on the date of grant and, in the case of certain ISOs, may not be less than 110% of such fair market value.

The term of stock options granted under the 2021 Plan may not exceed ten years from the date of grant and, in the case of certain ISOs, may not exceed five years from the date of grant. The administrator will determine the period during which holders may vest in and have the right to exercise stock options granted under the 2021 Plan.

Limitations on Incentive Stock Options

In accordance with current federal tax laws, the aggregate fair market value, determined at the time of grant, of shares of our common stock with respect to ISOs that are exercisable for the first time by a participant during any calendar year under all our stock plans may not exceed $100,000. The stock options or portions of stock options that exceed this limit or otherwise fail to qualify as ISOs are treated as NSOs. No ISO may be granted to any person who, at the time of grant, owns or is deemed to own stock possessing more than 10% of our total combined voting power unless the following conditions are satisfied:

•	the exercise price of the ISO must be at least 110% of the fair market value of the common stock subject to the ISO on the date of grant; and
•	the term of the ISO must not exceed five years from the date of grant.

Subject to adjustment for certain changes in our capitalization, the aggregate maximum number of shares of our common stock that may be issued pursuant to the exercise of ISOs under the 2021 Plan is 3,000,000 shares.

Stock Appreciation Rights

Stock appreciation rights may be granted under the 2021 Plan pursuant to stock appreciation right agreements. Each stock appreciation right is denominated in common stock share equivalents. The strike price of each stock appreciation right will be determined by the administrator but will in no event be less than 100% of the fair market value of the common stock subject to the stock appreciation right on the date of grant. The term of stock appreciation rights granted under the 2021 Plan may not exceed ten years from the date of grant. The administrator may also impose restrictions or conditions upon the vesting of stock appreciation rights that it deems appropriate. The appreciation distribution payable upon exercise of a stock appreciation right may be paid in shares of our common stock, in cash, in a combination of cash and stock, or in any other form of consideration determined by the administrator and set forth in the stock appreciation right agreement. Stock appreciation rights will be subject to the same conditions upon termination of continuous service and restrictions on transfer as stock options under the 2021 Plan.

Restricted Stock Awards

Restricted stock awards may be granted under the 2021 Plan pursuant to restricted stock award agreements. Shares of our common stock acquired under a restricted stock award may be subject to forfeiture in accordance with a vesting schedule to be determined by the administrator. Rights to acquire shares of our common stock under a restricted stock award may be transferred only upon such terms and conditions as are set forth in the restricted stock award agreement. Upon a participant’s termination of continuous service for any reason, any shares subject to restricted stock awards held by the participant that have not vested as of such termination date may be forfeited to or repurchased by us.

Restricted Stock Unit Awards

Restricted stock unit awards may be granted under the 2021 Plan pursuant to restricted stock unit award agreements. A restricted stock unit award may be settled by the delivery of shares of our common stock, in cash, in a combination of cash and stock. Restricted stock unit awards may be subject to vesting in accordance with a vesting schedule to be determined by the administrator. Except as otherwise provided in a participant’s restricted stock unit award agreement or other written agreement with us, restricted stock units that have not vested will be forfeited upon the participant’s termination of continuous service for any reason.

Performance Awards

The 2021 Plan allows us to grant performance awards. A performance award is an award that may vest or may be exercised, or that may become earned and paid, contingent upon the attainment of certain performance goals during a performance period. A performance award may require the completion of a specified period of continuous service. The length of any performance period, the performance goals to be achieved during the performance period, and the measure of whether and to what degree such performance goals have been attained will be determined by the administrator in its discretion. In addition, to the extent permitted by applicable law and the applicable award agreement, the administrator may determine that cash may be used in payment of performance awards. Performance goals under the 2021 Plan will be established by the board of directors for a performance period. The performance criteria used to establish such goals may be based on any measure of performance selected by the board of directors.

Changes to Capital Structure

In the event of certain capitalization adjustments, the administrator will appropriately and proportionately adjust: (i) the class(es) and maximum number of shares of our common stock subject to the 2021 Plan; (ii) the class(es) and maximum number of shares of our common stock that may be issued pursuant to the exercise of ISOs; and (iii) the class(es) and number of shares of our common stock and the exercise, strike or purchase price per share of our common stock subject to outstanding awards.

Corporate Transaction and Change in Control

In the event of certain stock dividends, stock splits, combinations or exchanges of shares, mergers, consolidations or other distributions (other than normal cash dividends) or changes affecting the shares as described in the 2021 Plan, the administrator may make equitable adjustments to the aggregate number and kind of shares that may be issued under the 2021 Plan, the number and kind of shares subject to outstanding awards; the terms and conditions of any outstanding Awards and the grant or exercise price for any outstanding awards. Furthermore, in the event of any such transaction or certain other unusual or nonrecurring events, the administrator may take one or more actions specified in the 2021 Plan to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan, or to facilitate such transactions or events or to give effect to such changes in laws, regulations or principles, and the administrator shall make such equitable adjustments as the administrator may deem appropriate to reflect any equity restructuring.

In addition, the 2021 Plan provides that, in the event of a change in control (as defined in the 2021 Plan), each outstanding award shall be assumed or an equivalent award substituted by the successor corporation or a parent or subsidiary of the successor corporation, provided that, in the event that the successor corporation in a change in control refuses to assume or substitute for an award upon a change in control, each award shall become fully vested and, if applicable, exercisable and all forfeiture restrictions on the award shall lapse as of immediately prior to the consummation of the change in control and, if an award is exercisable in lieu of assumption or substitution in the event of a change in control, the award shall be fully exercisable for and will terminate upon expiration of a period of fifteen days, contingent upon the occurrence of the change in control.

Plan Amendments and Termination

The Board will have the authority to amend or terminate the 2021 Plan at any time. However, except as otherwise provided in the 2021 Plan, no amendment or termination of the 2021 Plan may materially impair a participant’s rights under his or her outstanding awards without the participant’s consent. We will obtain shareholder approval of any amendment to the 2021 Plan as required by applicable law and listing requirements.

U.S. Federal Income Tax Consequences

The following is a summary of the principal United States federal income tax consequences to participants and us with respect to participation in the 2021 Plan. This summary is not intended to be exhaustive and does not discuss the income tax laws of any local, state, or foreign jurisdiction in which a participant may reside. The information is based upon current federal income tax rules and therefore is subject to change when those rules change. Because the tax consequences to any participant may depend on his or her situation, each participant should consult the participant’s tax adviser regarding the federal, state, local and other tax consequences of the grant or exercise of an award or the disposition of stock acquired the 2021 Plan. The 2021 Plan is not qualified under the provisions of Section 401(a) of the Internal Revenue Code of 1986, as amended, (the “Code”) and is not subject to any of the provisions of the Employee Retirement Income Security Act of 1974. Our ability to realize the benefit of any tax deductions described below depends on our generation of taxable income as well as the requirement of reasonableness and the satisfaction of our tax reporting obligations.

Nonstatutory Stock Options

Generally, there is no taxation upon the grant of an NSO if the stock option is granted with an exercise price equal to the fair market value of the underlying stock on the grant date. Upon exercise, a participant will recognize ordinary income equal to the excess, if any, of the fair market value of the underlying stock on the date of exercise of the stock option over the exercise price. If the participant is employed by us or one of our affiliates, that income will be subject to withholding taxes. The participant’s tax basis in those shares will be equal to his or her fair market value on the date of exercise of the stock option, and the participant’s capital gain holding period for those shares will begin on that date.

Subject to the provisions of Section 162(m) of the Code, we will generally be entitled to a tax deduction equal to the taxable ordinary income realized by the participant.

Incentive Stock Options

Under the Code, a participant generally is not subject to ordinary income tax upon the grant or exercise of an ISO. If the participant holds a share received upon exercise of an ISO for more than two years from the date the stock option was granted and more than one year from the date the stock option was exercised, which is referred to as the required holding period, the difference, if any, between the amount realized on a sale or other taxable disposition of that share and the participant’s tax basis in that share will be long-term capital gain or loss.

If, however, a participant disposes of a share acquired upon exercise of an ISO before the end of the required holding period, which is referred to as a disqualifying disposition, the participant generally will recognize ordinary income equal to the excess, if any, of the fair market value of the share on the date of exercise of the stock option over the exercise price or, if less, the amount realized on the sale. The excess, if any, of the amount realized over the fair market value on the date of exercise will be capital gain.

For purposes of the alternative minimum tax, the amount by which the fair market value of a share of stock acquired upon exercise of an ISO exceeds the exercise price of the stock option generally will be an adjustment included in the participant’s alternative minimum taxable income unless there is a disqualifying disposition of the share in the year in which the stock option is exercised.

We are not allowed a tax deduction with respect to the grant or exercise of an ISO, or the disposition of a share acquired upon exercise of an ISO after the required holding period. If there is a disqualifying disposition of a share, however, we will generally be entitled to a tax deduction equal to the taxable ordinary income realized by the participant, subject to the provisions of Section 162(m) of the Code.

Restricted Stock Awards

Generally, the recipient of a restricted stock award will recognize ordinary income at the time the stock is received equal to the excess, if any, of the fair market value of the stock received over any amount paid by the recipient in exchange for the stock. If, however, the stock is not vested when it is received (for example, if the employee is required to work for a period of time in order to have the right to sell the stock), the recipient generally will not recognize income until the stock becomes vested, at which time the recipient will recognize ordinary income equal to the excess, if any, of the fair market value of the stock on the date it becomes vested over any amount paid by the recipient in exchange for the stock. A recipient may, however, file an election with the Internal Revenue Service, within 30 days following his or her receipt of the restricted stock award, to recognize ordinary income, as of the date the recipient receives the restricted stock award, equal to the excess, if any, of the fair market value of the stock on the date the restricted stock award is granted over any amount paid by the recipient for the stock.

The recipient’s basis for the determination of gain or loss upon the subsequent disposition of shares acquired from a restricted stock award will be the amount paid for such shares plus any ordinary income recognized either when the stock is received or when the stock becomes vested.

Subject to the provisions of Section 162(m) of the Code, we will generally be entitled to a tax deduction equal to the taxable ordinary income realized by the recipient of the restricted stock award.

Restricted Stock Unit Awards

Generally, the recipient of a restricted stock unit award structured to comply with the requirements of Section 409A of the Code or an exception to Section 409A of the Code will recognize ordinary income at the time the stock is delivered equal to the excess, if any, of the fair market value of the stock received over any amount paid by the recipient in exchange for the stock.

The recipient’s basis for the determination of gain or loss upon the subsequent disposition of shares acquired from a restricted stock unit award will be the amount paid for such shares plus any ordinary income recognized when the stock is delivered.

Subject to the provisions of Section 162(m) of the Code, we will generally be entitled to a tax deduction equal to the taxable ordinary income realized by the recipient of the restricted stock unit award.

Stock Appreciation Rights

Generally, if a stock appreciation right is granted with an exercise price equal to the fair market value of the underlying stock on the grant date, the recipient will recognize ordinary income equal to the fair market value of the stock or cash received upon such exercise. Subject to the provisions of Section 162(m) of the Code, we will generally be entitled to a tax deduction equal to the taxable ordinary income realized by the recipient of the stock appreciation right.

Section 162(m) Limitations

Under Section 162(m) of the Code, compensation paid to any publicly held corporation’s “covered employees” that exceeds $1 million per taxable year for any covered employee is generally non-deductible. Awards granted under the 2021 Plan will be subject to the deduction limit under Section 162 (m) of the Code.

New Plan Benefits under 2021 Plan

Awards granted under the 2021 Plan to our executive officers and other employees are discretionary and are not subject to set benefits or amounts under the terms of the 2021 Plan, and we have not granted any awards under the 2021 Plan subject to shareholder approval of this Proposal 4. Accordingly, the benefits or amounts that will be received by or allocated to our executive officers and other employees under the 2021 Plan are not determinable.

Awards granted under the 2021 Plan to our non-employee directors are discretionary and are not subject to set benefits or amounts under the terms of the 2021 Plan. However, pursuant to our current compensation program for non-employee directors, effective 2021, each of our current non-employee directors is eligible to receive an annual grant of 35,000 options and each director who serves as Chairman of the Board, Chair of the Audit Committee, and Chair of the Science and Technology Committee receives an additional annual grant of 17,500 options. On and after the date of the Annual Meeting, any such equity awards will be granted under the 2021 Plan if this Proposal 4 is approved by our shareholders. For additional information regarding our current compensation program for non-employee directors, please see “Director Compensation” above.

Vote Required

The approval of adoption of the Dyadic International, Inc. 2021 Equity Incentive Award Plan requires the affirmative vote of the holders of a majority of all shares casting votes, by proxy, at the Annual Meeting. You may vote FOR, AGAINST, of ABSTAIN with respect to the approval of the Dyadic International, Inc. 2021 Equity Incentive Award Plan. A properly executed proxy marked ABSTAIN with respect to this proposal will not be voted FOR or AGAINST this proposal. Broker non-votes will not be considered as votes cast FOR or AGAINST this proposal.

Recommendation of the Board

The Company’s Board recommends a vote FOR this proposal.

SHAREHOLDER PROPOSALS FOR THE 2021 ANNUAL MEETING

Shareholders of the Company wishing to include proposals in the proxy material relating to the 2021 Annual Meeting of Shareholders must submit the same in writing to be received at the executive offices of the Company on or before January 12, 2022. Such proposals must also meet the other requirements of the rules of the Securities and Exchange Commission relating to shareholder proposals. Proposals should be addressed to the Secretary of the Company at its offices, at 140 Intracoastal Pointe Drive, Suite 404, Jupiter, Florida 33477.

For any proposal that is not submitted for inclusion in next year’s proxy statement (as described in the preceding paragraph) but is instead sought to be presented directly at the 2021 Annual Meeting of Shareholders, the rules of the SEC permit the individuals named as proxies to vote shares represented by properly executed proxies in each individual’s discretion if the Company receives notice of the proposal no earlier than February 11, 2022 but no later than March 13, 2022. Notices of intention to present proposals at the 2021 Annual Meeting of Shareholders should be addressed to Secretary of the Company at its offices, at 140 Intracoastal Pointe Drive, Suite 404, Jupiter, Florida 33477.

FORWARD-LOOKING STATEMENTS

This proxy statement contains forward-looking statements that involve risks and uncertainties, as well as assumptions that, if they do not fully materialize or prove incorrect, could cause our business, results or condition to differ materially from those expressed or implied by the forward-looking statements. The forward-looking statements include, without limitation, statements related to the timing and expected impact of the completion of the Transaction and related transactions. You can identify these and other forward-looking statements using words such as “will,” “may,” “should,” “expects,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “intends,” “potential,” “continue,” or the negative of those terms, or other comparable terminology.

Risks and uncertainties that may affect our business, results or condition include, but are not limited to, factors discussed in our publicly available filings, including information set forth under the caption “Risk Factors” in our Annual Report filed on Form 10-K. Any forward-looking statement made in this proxy statement speaks only as of the date on which we make it. New risks and uncertainties arise from time to time, and it is impossible for us to predict these events or how they may affect us. We have no duty to, and do not intend to, update, or revise the forward-looking statements in this proxy statement, except as may be required by law.

OTHER MATTERS

We know of no other matters that will be presented for consideration at the Annual Meeting. If any other matters properly come before the Annual Meeting, the persons named as proxies shall vote the shares they represent in accordance with their best judgment. Discretionary authority with respect to such other matters is granted by the execution of the enclosed proxy. It is important that you return your proxy promptly and that your shares be represented. You are urged to vote either by internet, phone or, if you received paper copies of the proxy materials, by mail. If by mail, please mark, date, and sign and return the proxy in the accompanying reply envelope, per the instructions on the proxy card.

INCORPORATION OF INFORMATION BY REFERENCE

We “incorporate by reference” into this proxy statement the following information, which can be accessed from our website at www.dyadic.com and is filed with the SEC.

•	Annual Report and Consolidated Financial Statements for the fiscal year ended December 31, 2020 filed on Form 10-K.

The information incorporated by reference is considered a part of this proxy statement as if stated herein. At your request, we will provide to you a copy of any or all the above documents that have been incorporated by reference into this proxy statement at no cost.

Requests for additional copies of this proxy statement or the enclosed proxy card, as well as requests for additional information, may be made by writing or calling us at the following address or telephone number:

140 Intracoastal Pointe Drive, Suite 404, Jupiter, Florida 33477, Attention: Heidi Zosiak, telephone: (561) 743-8333 or Broadridge Financial Solutions, Inc., 51 Mercedes Way, Edgewood, NY 11717, telephone: (631) 257-4339.

BY ORDER OF THE BOARD OF DIRECTORS

/s/ Mark Emalfarb
Mark Emalfarb President and Chief Executive Officer

April 27, 2021

Jupiter, Florida

During The Meeting - Go to www.virtualshareholdermeeting.com/DYAI2021

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 P.M. ET on 06/10/2021. Have your proxy card in hand when you call and then follow the instructions.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

DETACH AND RETURN THIS PORTION ONLY

The Board of Directors recommends you vote FOR the following:

	For All	Withhold All	For All Except
1. To elect three Class II directors for a term ending in 2024.	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

Nominees

01) Jack L. Kaye 02) Barry Buckland, Ph.D. 03) Patrick Lucy

The Board of Directors recommends you vote FOR proposals 2, 3 and 4.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

0000507321_1 R1.0.0.177

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com

DYADIC INTERNATIONAL, INC.
PROXY FOR 2021 ANNUAL MEETING OF SHAREHOLDERS
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
June 11, 2021

The undersigned shareholder(s) of Dyadic International, Inc., a Delaware corporation (the "Company"), hereby revoking any proxy heretofore given, does hereby appoint Mark A. Emalfarb, and/or Ping W. Rawson, individually, with full power to act alone, the true and lawful attorneys-in-fact and proxies of the undersigned, with full powers of substitution, and hereby authorize(s) them and each of them, to represent the undersigned and to vote all shares of common stock of the Company that the undersigned is entitled to vote at the 2021 Annual Meeting of Shareholders of the Company ("Annual Meeting"), to be held as a virtual meeting via the Internet at www.virtualshareholdermeeting.com/DYAI2021 on June 11, 2021 at 10:00 a.m., EDT, and all adjournments and postponements thereof, with all powers the undersigned would possess if personally present, proposals on the reverse side, each as described more fully in the accompanying proxy statement, and any other matters coming before said meeting.

THIS PROXY WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED. IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED "FOR" THE ELECTION OF THE NOMINEES FOR CLASS II DIRECTORS NAMED IN PROPOSAL 1, FOR PROPOSALS 2, 3 AND 4 AND IN THE DISCRETION OF THE PROXIES ON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE ANNUAL MEETING OR ANY ADJOURNMENTS OR POSTPONEMENTS THEREOF TO THE EXTENT PERMITTED UNDER APPLICABLE LAW.

Receipt of the Notice of the 2021 Annual Meeting of Shareholders, accompanying Proxy Statement and Annual Report for the year ended December 31, 2020 is hereby acknowledged.

Continued and to be signed on reverse side

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